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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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American Italian Pasta Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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American Italian Pasta Company
4100 North Mulberry, Suite 200
Kansas City, MO 64116

January 16, 2009

Dear Stockholder:

The American Italian Pasta Company 2009 Annual Meeting of Stockholders will be held on February 19, 2009, at 10:00 a.m., CST, at the offices of Husch Blackwell Sanders LLP, which is located at 4801 Main Street, Suite 1000, Kansas City, Missouri 64112. We look forward to your attendance either in person or by proxy. The Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card from our Board of Directors are enclosed. We have also enclosed our 2008 Annual Report on Form 10-K.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

As an American Italian Pasta Company stockholder, your vote is important. Each share of Class A Convertible Common Stock that you own represents one vote. If you do not vote your shares, you will not have a say in the issues to be voted on at the Annual Meeting. I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

If you have any questions about voting your shares or the matters to be considered at the Annual Meeting, please contact Robert W. Schuller, Secretary, at 816-584-5636.

Sincerely yours,

William R. Patterson
 Chairman of the Board
American Italian Pasta Company

AMERICAN ITALIAN PASTA COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 19, 2009

Dear Stockholder:

        The 2009 Annual Meeting of Stockholders for American Italian Pasta Company will be held on February 19, 2009 at 10:00 a.m., CST, at the offices of Husch Blackwell Sanders LLP, 4801 Main Street, Suite 1000, Kansas City, Missouri 64112.

        At the meeting, we will:

  1.
  Elect nine directors;

  2.
  Vote to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm (the "Auditors") for the 2009 fiscal year;

  3.
  Vote to approve the American Italian Pasta Company Cash Bonus Plan; and

  4.
  Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        We have attached a Proxy Statement to this notice that more fully describes each of these items of business.

        Your Board of Directors has chosen January 5, 2009 as the date used to determine the stockholders who will be able to attend and vote at the Annual Meeting. If you owned Class A Convertible Common Stock in the Company at the close of business on that date, you are cordially invited to attend the Annual Meeting. Seating at the meeting will be limited to stockholders, proxy holders, and invited guests of the Company. If you are a stockholder of record in your own name, please bring photo identification to the Annual Meeting. If you hold shares through a bank, broker or other third party, please bring photo identification and a current brokerage statement. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 4100 North Mulberry Drive, Suite 200, Kansas City, Missouri 64116, by contacting the Corporate Secretary of the Company.

        Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Stockholders' Meeting. Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet. This Notice and Proxy Statement and our 2008 Annual Report on Form 10-K may be accessed at www.proxyvote.com. You will need the control number from your proxy card to view the materials.

By Order of the Board of Directors

Robert W. Schuller, Secretary Kansas City, Missouri
January 16, 2009

AMERICAN ITALIAN PASTA COMPANY

PROXY STATEMENT

AMERICAN ITALIAN PASTA COMPANY

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

        The Board of Directors of American Italian Pasta Company (sometimes referred to herein as "AIPC," "we," "us," "our," or the "Company") is soliciting the enclosed proxy to be used at the Annual Meeting of Stockholders on February 19, 2009 at 10:00 a.m., CST, and at any adjournment or postponement of that meeting. The meeting will be held at the offices of Husch Blackwell Sanders LLP, which is located at 4801 Main Street, Suite 1000, Kansas City, Missouri 64112.

        The purpose of the meeting is to:

  •
  Elect nine directors;

  •
  Ratify the selection of Grant Thornton LLP as our Auditors for the 2009 fiscal year;

  •
  Approve our Cash Bonus Plan; and

  •
  Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        We mailed this Proxy Statement and the accompanying proxy card on or about January 16, 2009 to all holders of Class A Convertible Common Stock, par value of $.001 per share ("Common Stock") entitled to vote at the Annual Meeting.

Why are nine directors being elected at the 2009 Annual Meeting?

        The Company's Certificate of Incorporation provides that the Board of Directors is composed of three classes of directors with staggered three-year terms, so that at each meeting of stockholders, successors to the class of directors whose term expires at that meeting are to be elected for a term expiring at the third annual meeting following their election. Due to the need to restate certain financial statements and the subsequent delay in filing our Forms 10-K for the 2005, 2006 and 2007 fiscal years, no annual meeting of stockholders was held in 2006, 2007 and 2008. Accordingly, each directorship, regardless of class, is subject to election at the 2009 Annual Meeting.

How many votes do I have?

        If we had your name on record as owning stock in American Italian Pasta Company at the close of business on January 5, 2009, then you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of American Italian Pasta Company Common Stock you owned as of that date. At the close of business on the record date, 20,364,122 shares of the Company's Common Stock were outstanding and eligible to vote.

How do I vote by proxy?

        Whether you plan to attend the Annual Meeting or not, we encourage you to complete, sign, date, and return the enclosed proxy card. We have enclosed a postage-prepaid envelope for your convenience. You may also submit your proxy by telephone or over the Internet as indicated on the proxy card instructions. Submitting your proxy by returning the enclosed proxy card, or by telephone or over the Internet, will not affect your right to attend the Annual Meeting and vote in person. If you vote by phone or over the Internet, please have your proxy card available. The control number appearing on your card is necessary to process your vote.

How do participants in the Company's 401(k) Plan vote?

        Participants in the American Italian Pasta Company Retirement Savings Plan (the "401(k) Plan") are provided the proxy card, accompanying this Proxy Statement, to instruct the trustee of the 401(k) Plan how to vote the shares of Common Stock held on behalf of such participant. The 401(k) Plan trustee is required under the trust agreement to vote the shares in accordance with the instructions indicated on the proxy card. If the proxy card is not returned, the trustee is required under the applicable trust agreement to vote such shares in the manner directed by a committee designated under the 401(k) Plan. The proxy card should be returned as directed on the proxy card, AND SHOULD NOT BE RETURNED TO AIPC. Your proxy must be received no later than 11:59 p.m. Eastern Time, on February 17, 2009.

How do I attend the Annual Meeting in person?

        Seating at the Annual Meeting will be strictly limited to Company stockholders or their proxyholders and our invited guests. If you are a holder of record in your own name, please bring photo identification to the Annual Meeting. If you hold shares through a bank, broker or other third party, please bring photo identification and a current brokerage statement. Cameras, recording equipment and other electronic devices will not be permitted at the meeting. The Annual Meeting will begin promptly at 10:00 a.m., CST, so please plan to arrive sufficiently early to make certain that you are admitted before the meeting begins.

May I revoke my proxy?

        You may change your vote or revoke your proxy any time before the Annual Meeting by:

  •
  Returning another proxy card with a later date;

  •
  Sending written notification of revocation to the Corporate Secretary at our principal executive offices at 4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri 64116;

  •
  Submitting a later proxy by telephone or over the Internet; or

  •
  Attending the Annual Meeting and voting in person.

Who pays for the solicitation of proxies and how are they solicited?

        American Italian Pasta Company pays the entire cost of the solicitation of these proxies. This includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to stockholders. The Company has not hired an outside solicitation firm. Proxies may be solicited by telephone or other means by officers or directors of the Company, who will receive no additional compensation for such solicitation.

Can I vote if my shares are held in "street name"?

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, may vote such shares either as directed by you or in their own discretion if permitted by the stock exchange or other organization of which they are members. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client's shares on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." There are no broker non-votes on the election of directors (Proposal 1). Broker non-votes, if any, will have no effect on Proposals 2 and 3.

What constitutes a quorum?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the meeting. For purposes of the 2009 Annual Meeting, the holders of 10,182,062 shares will be required for a quorum. Shares of Common Stock represented at the meeting in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

  •
  Proposal 1: Elect Nine Directors
  A plurality of the votes cast is required for the election of directors. This means that (i) the three nominees for election to the class of the Board with a term expiring at the 2010 Annual Meeting who receive the greatest number of votes cast in their favor will be elected; (ii) the three nominees for election to the class of the Board with a term expiring at the 2011 Annual Meeting who receive the greatest number of votes cast in their favor will be elected; and (iii) the three nominees for election to the class of the Board with a term expiring at the 2012 Annual Meeting who receive the greatest number of votes cast in their favor will be elected. Abstentions or "withheld" votes will have no effect on the election of directors.

  •
  Proposal 2: Ratify Selection of Auditors for the 2009 Fiscal Year
  This proposal will be approved if the votes cast "for" the proposal exceed the votes cast "against" the proposal. Abstentions and broker non-votes, if any, are not counted as votes "for" or "against" this proposal, and, therefore, have no effect on this proposal.

  •
  Proposal 3: Approve Cash Bonus Plan
  This proposal will be approved if the votes cast "for" the proposal exceed the votes cast "against" the proposal. Abstentions and broker non-votes, if any, are not counted as votes "for" or "against" this proposal, and, therefore, have no effect on this proposal.

How will my proxy get voted?

        If you properly fill in and return the enclosed proxy card, or submit your proxy by telephone or over the Internet, the designated Proxies (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the designated Proxies will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of the nine nominees for director named in Proposal 1;

  •
  "FOR" ratification of Grant Thornton LLP as our Auditors for the 2009 fiscal year;

  •
  "FOR" approval of Proposal 3.

How will voting on "any other business" be conducted?

        Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is presented at the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated Proxies to vote on such matters in their discretion.

How do I submit a proposal for next year's Annual Meeting or a nomination for the Board of Directors?

Proposal of Stockholders for the 2010 Annual Meeting

        Any stockholder who intends to present a proposal at the annual meeting in the year 2010 must deliver the proposal to the Corporate Secretary at AIPC's executive offices:

  •
  Not later than September 18, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

  •
  Not earlier than November 21, 2009, and not later than December 21, 2009, if the proposal is submitted pursuant to the Company's Bylaws, in which case the Company is not required to include the proposal in its proxy materials under Rule 14a-8.

        Any stockholder who wishes to introduce a proposal should consult the Company's Bylaws and applicable proxy rules of the Securities and Exchange Commission ("SEC"). A copy of the Company's Bylaws is available upon request to the Corporate Secretary.

Stockholder Nominees for Director Election at the 2010 Annual Meeting

        Any stockholder who intends to nominate a person for election as a director at the annual meeting in the year 2010 must deliver a notice of such nomination (along with certain other information required by the Company's Certificate of Incorporation and Bylaws) to the Corporate Secretary at AIPC's executive offices, not earlier than November 21, 2009, and not later than December 21, 2009.

        We will not entertain any proposals or nominations that do not meet these applicable requirements. If the stockholder does not also comply with certain SEC requirements, we may exercise discretionary voting authority under proxies we solicit on any such stockholder proposal or nomination.

 PROPOSAL 1

ELECTION OF NINE DIRECTORS

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH COMPANY NOMINEE.

        Your proxy card will be used to vote for the election of the nominees named below unless you withhold the authority to do so when you send in your proxy. If any nominee becomes unavailable for election, we will use your shares to vote for a substitute nominee that we would propose. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. We have included additional information concerning our nominees below.

Nominees for Director

Name	Age(1)	For Term Expiring at the Annual Meeting In	Committee Memberships	Current Position
David W. Allen	48	2010	Compensation	Director
Jonathan E. Baum	48	2012	Audit, Compensation (Chair)	Director
Mark C. Demetree	52	2010	Compensation	Director
Robert J. Druten	61	2011	Audit (Chair)	Director
James A. Heeter	60	2011	Audit, Nominating and Governance (Chair)	Director
John P. Kelly	56	2012	—	Chief Executive Officer, President and Director
Ronald C. Kesselman	65	2011	Compensation	Director
William R. Patterson	67	2012	Audit	Director and Chairman of the Board
Tim M. Pollak	62	2010	Nominating and Governance	Director

(1)
As of December 31, 2008

 Board Structure

        The Board is divided into three classes, with the members of each class serving staggered three-year terms of office. This results typically in one class standing for election at each annual meeting of stockholders. We did not hold an annual meeting in 2006, 2007 or 2008 because of the delay in completing our financial statements and filing our Annual Report on Form 10-K for our 2005, 2006 and 2007 fiscal years. As a result, all directorships (with the exception of the directorship currently held by Mr. Terry O'Brien, which directorship is being eliminated as discussed in the following paragraph) regardless of class, are subject to election at this Annual Meeting. The stockholders will therefore be electing nine directors, three for a term that expires at the 2010 Annual Meeting, three for a term that will expire at the 2011 Annual Meeting, and three for a term that will expire at the 2012 Annual Meeting, or in each case until their successors are elected and qualified.

        Mr. Terry O'Brien is currently a director of the Company. He is not standing for re-election and his term will expire at the Annual Meeting. Pursuant to a Board resolution, the Board of Directors has reduced the total number of directors from ten to nine, effective at the Annual Meeting. The directorship held by Mr. O'Brien will cease to exist.

        Each nominee has been recommended by the Nominating and Governance Committee and has been nominated by the Board for election as a director. All of the nominees are presently directors, have indicated that they are willing and able to serve as directors if elected, and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the persons named as proxies intend to vote for one or more substitute nominees chosen by them in their sole discretion. Except with respect to the stockholder nomination notice requirements, our Certificate of Incorporation and Bylaws do not have any eligibility requirements for directors.

        As explained above, directors are elected by the affirmative vote of the plurality of the shares of Common Stock present at the Annual Meeting that are entitled to vote on the election of directors, assuming a quorum.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2010

        DAVID W. ALLEN has served as a Director since 2006. Mr. Allen was appointed Senior Vice President, Supply Chain Operations of Del Monte Foods Co., in June 2006, having served as a consultant to Del Monte beginning in November 2005. Prior to that, Mr. Allen was Chief Operating Officer of U.S. Foodservice, a division of Royal Ahold, from 2004 to 2005 and Chief Executive Officer of WorldChain, Inc., a supply chain services company, from 2001 to 2004. He served as Vice President, Worldwide Operations of Dell Inc. from 1999 to 2000. From 1991 to 1999, Mr. Allen held a variety of positions at Frito-Lay North America, a division of PepsiCo Inc., most recently as its Senior Vice President, Operations.

        MARK C. DEMETREE has served as a Director since 1998. Mr. Demetree is Chairman and Chief Executive Officer of Demetree Salt, LLC, a holding company investing in chemical industry properties. Previously, Mr. Demetree was Chairman and CEO of British Salt Holdings, LLC, a vacuum salt producer with operations in the United Kingdom and affiliated operations in North America. Mr. Demetree is non-executive Chairman of the Board of Texas Petrochemicals, Inc., a processor and refiner of petro-chemical products. He is a managing member of Pinnacle Properties Holdings, LLC, a Boston-based real estate investment and development fund. He is also an Operating Partner in Silverhawk Capital Partners, a private equity investment fund based in Greenwich, Connecticut.

        TIM M. POLLAK has served as a Director since 2001. Mr. Pollak has been President of Sagaponack Associates, Inc., a private consulting firm specializing in branding and marketing, since 1998. Since 2007, Mr. Pollak has been a partner of Vertical Knowledge LLC. Also, since 2006, Mr. Pollak has been a partner of Reason, Inc. From 1978 to 1998, Mr. Pollak held various senior positions at Young & Rubicam, Inc., a global advertising company, including CEO of New York and Asia-Pacific divisions and Vice Chairman, Worldwide Director of Client Services and he was also a director. Mr. Pollak was also previously a director of the Meow Mix Company, a cat food company.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2011

        ROBERT J. DRUTEN has served as a Director since 2007. Mr. Druten served as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc., until his retirement in 2006. Prior to his employment with Hallmark, Mr. Druten held executive positions with Pioneer Western Corporation a subsidiary of Kansas City Southern, and was employed as a certified public accountant. Mr. Druten serves on the Boards of Directors of Kansas City Southern Industries, Inc., a rail transportation company, Alliance Holdings, GP, L.P., a publicly traded limited partnership whose publicly traded subsidiary is engaged in the production and marketing of coal, and Entertainment Properties Trust, a real estate investment trust for entertainment related properties.

        JAMES A. HEETER has served as a Director since 2000. Mr. Heeter, an attorney, has been the Managing Partner of the Kansas City, Missouri office of the law firm of Sonnenschein Nath & Rosenthal, a limited liability partnership, for over five years. Mr. Heeter serves on the firm-wide Executive Committee.

        RONALD C. KESSELMAN has served as a Director since 2006. Mr. Kesselman has a 40-year career in senior executive and management positions with consumer products and food processing companies, including past service as a Chairman and Chief Executive Officer of Elmer Products, Inc. Mr. Kesselman currently serves on the Board of Directors of Imperial Sugar Company, a publicly traded sugar manufacturing and marketing company, and Inventure Group, Inc., a manufacturer and marketer of snack foods and related food products. Mr. Kesselman also serves on the Board of Directors of Homax Products, Inc., a privately held company and supplier of home improvement products.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2012

        JONATHAN E. BAUM has served as a Director since 1994. Mr. Baum has been the Chairman and Chief Executive Officer of George K. Baum & Company, an investment banking firm, since 1994. Mr. Baum is also a director of George K. Baum Merchant Banc, L.L.C., a merchant banking firm, and Prairie Capital Management, Inc., a wealth management firm, both of which are affiliated with George K. Baum & Company. Recently he has become a trustee and member of the finance and investment committee at Midwest Research Institute and a board member and audit committee chair of the Greater Kansas City Community Foundation.

        JOHN P. KELLY joined the Company on November 6, 2007 as Chief Operating Officer and was named Chief Executive Officer and President and elected as a director in January, 2008. Mr. Kelly has over 30 years of experience in consumer packaged goods, including employment with Oscar Mayer Foods Corporation, Kraft Foods, Inc., Haagen-Dazs Company and Fiorucci Foods. From June 2002 to May 2007, Mr. Kelly was President of VDW Acquisition Ltd. d/b/a San Antonio Farms, a maker and marketer of Mexican sauces. From May 2007 to his appointment by the Company, Mr. Kelly was Senior Vice President of Bay Valley Foods, LLC, an operating division of Treehouse Foods, which acquired San Antonio Farms.

        WILLIAM R. PATTERSON has served as a Director since 1997. He was named non-executive Chairman of the Board on October 17, 2005. Mr. Patterson is a founder and manager of Stonecreek

Management, LLC, a private investment firm since August 1998. Prior to that, he served as Vice President of PSF Holdings, L.L.C., and the Executive Vice President, Chief Financial Officer and Treasurer of its wholly-owned subsidiary, Premium Standard Farms, Inc. ("PSF, Inc."), a fully-integrated pork producer and processor from October 1996 to August 1998. From January to October 1996, Mr. Patterson was a principal of Patterson Consulting, LLC, a financial consulting firm, and as a consultant was acting chief financial officer for PSF, Inc. From 1976 through 1995, Mr. Patterson was a partner in Arthur Andersen LLP. Mr. Patterson is also a director of Paul Mueller Company, a manufacturer of stainless steel vessels and processing systems.

Corporate Governance

  Board of Directors

        The Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. The Board is kept informed by various reports provided to it on a regular basis, including reports made at Board and Committee meetings by our management. The Board has three standing Committees, the principal responsibilities of which are described below.

        A director is independent if, in the opinion of the Board, he or she has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the independence requirements of the applicable NASDAQ listing standards and SEC rules. The Board of Directors has reviewed the independence of its current directors and nominees and found that, except for Mr. Kelly, each of them is independent.

        In determining independence, the Board of Directors discusses relevant business relationships between the Company and any companies with which the director is affiliated, any social or charitable organizations that the Company, executives or directors may have relationships with and any other material business relationships. There were no relationships that required any disclosure in this Proxy Statement or that the Board determined had an impact on the independence of any of the directors.

        During 2008, the Board of Directors held 16 meetings. During 2008, each of the nine directors nominated herein attended at least 75% of the aggregate of the total number of Board meetings and meetings of the committees on which he serves.

        We publish in this Proxy Statement and our SEC filings the names of our directors, any of whom may be contacted in writing in care of the Company at our principal executive offices. Written communication addressed to the Board in general is reviewed by the Chairman for appropriate handling. Written communication addressed to an individual Board member is forwarded to that person directly.

        The Company expects its Board members to attend the Annual Meeting of Stockholders and schedules Board and Committee meetings to coincide with the stockholder meeting to facilitate this. We have not held an annual meeting since February 2005.

  Audit Committee

        The Audit Committee, acting pursuant to its written charter, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. It engages the Company's independent registered public accounting firm, reviews and approves services performed by such accountants, reviews and evaluates the Company's accounting system and its system of internal controls, and performs other related duties delegated to the Audit Committee by the Board of Directors as set forth in its charter. The Audit

Committee Charter is attached hereto as Appendix A and is available on our website at www.aipc.com under the Investors section and Corporate Governance tab. The charter was revised in December 2008.

        The Audit Committee consists of the following directors, each of whom the Board has determined is independent under the applicable rules and regulations: Mr. Patterson, Mr. Baum, Mr. Druten and Mr. Heeter. Mr. Druten is the chair. The Board of Directors has determined that Mr. Druten and Mr. Patterson are each an "audit committee financial expert" as defined in Item 407(d)(5) of SEC Regulation S-K. During 2008, the Audit Committee met 16 times.

  Compensation Committee

        The Compensation Committee, acting pursuant to its written charter, is responsible for setting executive compensation levels, bonus plan participation and target levels and executive and overall compensation policies. It also reviews and approves the various executive benefit plans and makes awards under the Company's equity plans and performs such other duties delegated to it by the Board of Directors as set forth in its charter. Compensation for members of the Board of Directors is reviewed by the Compensation Committee and determined by the full Board. Mr. Kelly does not receive any compensation as a board member. The charter is available on our website at www.aipc.com under the Investors section and Corporate Governance tab.

        The Compensation Committee may delegate executive compensation decisions to subcommittees except for awards of equity compensation. See Compensation Discussion and Analysis for additional discussion on the process and procedures of the Compensation Committee.

        The Compensation Committee has retained Hay Group ("Hay") as compensation consultants to the Committee. The Compensation Committee requests Hay to provide it with certain information related to the Company's compensation practices and peer group comparisons. During its review of executive officer compensation, the Committee considers the information it receives from Hay together with management recommendations. The Committee determines the scope of the engagement of Hay, and approves any compensation paid to Hay. Members of management interact with Hay as necessary to provide them with information concerning the Company. See Compensation Discussion and Analysis for additional discussion of Hay and their role with the Compensation Committee and Compensation Committee procedures.

        The Compensation Committee consists of the following directors, each of whom the Board has determined is independent under the applicable rules and regulations: Mr. Baum, Mr. Kesselman, Mr. Allen and Mr. Demetree. During 2008, the Compensation Committee met six times.

  Nominating and Governance Committee

        The Nominating and Governance Committee, acting pursuant to its written charter, reviews corporate and board governance matters and evaluates and recommends candidates for nomination to the Board of Directors. The Committee is responsible for reviewing any stockholder proposals to nominate Board candidates. The Committee also performs an annual assessment of the Board's performance. The Nominating and Governance Committee consists of the following directors, each of whom the Board has determined is independent under the applicable rules and regulations: Mr. Heeter, Mr. Pollak and Mr. O'Brien. Mr. O'Brien will not continue as a director after the Annual Meeting. The Nominating and Governance Charter is available on our website at www.aipc.com under the Investors section and Corporate Governance tab. During 2008, the Nominating and Governance Committee met two times.

        Annually, the Nominating and Governance Committee follows a process designed to consider the re-election of existing directors and seek individuals qualified to become new board members for recommendation to the Board to fill any vacancies. The Nominating and Governance Committee believes that having directors with relevant experience in business and industry, finance and other areas is beneficial to the Board as a whole. Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Nominating and Governance Committee monitors the mix of skills and experience of directors and committee members to assess whether the Board has the appropriate tools to perform its oversight function effectively.

        With respect to nominating existing directors, the Nominating and Governance Committee reviews relevant information available to it, including the latest Board evaluations for such persons, and assesses their continued ability and willingness to serve as a director. The Nominating and Governance Committee also assesses each person's contribution in light of the mix of skills and experience the Nominating and Governance Committee deems appropriate for the Board.

        With respect to considering nominations of new directors when the opportunity arises, the Nominating and Governance Committee will conduct a thorough search to identify candidates based upon criteria the Nominating and Governance Committee deems appropriate and considers the mix of skills and experience necessary to complement existing Board members. The Nominating and Governance Committee will also use, where appropriate, an outside recruiting and search firm. The Nominating and Governance Committee will then review selected candidates and make a recommendation to the Board. The Nominating and Governance Committee may seek input from other Board members or senior management in identifying candidates.

        Stockholders may submit persons to be considered for nomination, and the Nominating and Governance Committee will consider such persons in the same way it evaluates other individuals for nomination as a new director. Nominations or requests for nominations must be submitted to the Nominating and Governance Committee in the same time frames and with the same information as required by our Bylaws for a nomination by a stockholder at an annual meeting. See "How do I submit a proposal for next year's Annual Meeting or a nomination for the Board of Directors?" in the Questions and Answers About the Meeting and Voting section above for an additional discussion of the Bylaw provisions.

  Corporate Governance Principles

        The Nominating and Governance Committee has developed, and the Board has adopted, certain governance principles designed to formalize several existing practices and enhance governance efficiency and effectiveness. Among other things, these principles:

  •
  require the Chairman be separate from the CEO and, therefore, be selected from non-employee directors;

  •
  prohibit director nomination for election after the age of 72;

  •
  direct periodic Board self-evaluation through the Nominating and Governance Committee;

  •
  authorize separate meeting time for independent directors at all regularly scheduled Board meetings;

  •
  authorize the Board and all committees to hire their own advisors; and

  •
  require directors who change job responsibilities to offer to resign from the Board, if the Board deems it appropriate.

        Our Corporate Governance principles and our Code of Conduct are available on our website at www.aipc.com under the Investors section and Corporate Governance tab.

  Code of Conduct

        Our Board of Directors has adopted a Code of Conduct (the "Code") applicable to all directors, officers and employees. The Code is posted on our website at www.aipc.com. We will satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code with respect to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions by disclosing the nature of such amendment or waiver on our website at www.aipc.com or in a report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2008, none of our executive officers served on the board of directors of any entities whose directors or officers served on our Compensation Committee. No current or past officers or employees of the Company serve on our Compensation Committee. The following directors served as members of the Compensation Committee during 2008: Mr. Baum, Mr. Kesselman, Mr. Allen, Mr. Niehaus and Mr. Demetree.

Director Compensation

        Our Board is currently comprised of nine independent directors and Mr. Kelly. For fiscal 2008, all non-employee directors were paid an annual retainer of $34,000, of which $20,000 was paid in Common Stock and $14,000 was paid in cash. In addition to the above compensation, the Chairman of the Board was paid a separate retainer of $65,000. Compensation for meetings was paid to non-employee directors as follows:

  •
  Board Meetings

  •
  For each Board meeting, we paid $1,750 to each director attending in person and $350 to each director participating by telephone.

  •
  Audit Committee

  •
  Prior to May 2008, we paid the Chairman an $80,000 annual cash retainer and $3,500 per in person meeting and $350 for each meeting by telephone. The $80,000 retainer was in recognition of the additional duties necessitated by the Company's restatement process. For other audit committee members, we paid $1,500 to each director attending in person and $350 to each director participating by telephone.

  •
  Effective May 2008, we reduced the Chairman's annual cash retainer to $7,500 and we paid each director, including the Chairman, $1,000 for each meeting attended in person or by phone.

  •
  Compensation and Nominating and Governance Committees

  •
  The chairman of each committee is paid a $3,500 annual cash retainer.

  •
  For each committee meeting we paid $1,000 to each director attending in person and $350 to each director participating by telephone.

        We have adopted a policy regarding minimum stock ownership by members of the Board. The policy generally requires that each director own at least the number of shares equal to the annual stock retainer payment discussed above. The minimum number of shares required to be held by a director is calculated as of the date the payment is made. Any subsequent change in the value of the shares will not affect the amount of stock a director is required to hold. During the fiscal year 2008, all directors were in compliance with this policy. The policy was revised in December 2008 to require ownership of 2 1/2 times the annual cash retainer.

2008 Director Compensation Table

        The following table sets forth the compensation paid to our non-employee directors in 2008.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
David Allen	$27,250	$20,000	$47,250
Jonathan Baum	62,600	20,000	82,600
Mark Demetree	25,500	20,000	45,500
James Heeter	47,300	20,000	67,300
Ronald Kesselman	36,300	20,000	56,300
Terrance O'Brien	22,400	20,000	42,400
William Patterson	196,400	20,000	216,400
Tim Pollak	25,900	20,000	45,900
Robert Druten	54,000	20,000	74,000
Robert Niehaus(2)	1,750	—	1,750

(1)
The amounts in this column represent stock grants under our 2000 Plan. All stock is fully vested upon grant. This column reflects the dollar amount recognized for financial reporting purposes for the fiscal year ended September 26, 2008, in accordance with SFAS 123R. Assumptions used in the calculations of these amounts are included in Note 15 to our audited financial statements for the fiscal year ended September 26, 2008 included in the Annual Report on Form 10-K. The table below sets forth the grant date fair value of stock awards in 2008 and the number of shares awarded in 2008.

(2)
Mr. Niehaus resigned effective January 31, 2008.

Name	2008 Awards Grant Date Fair Value	2008 Shares of Stock Granted
David Allen	$20,000	3,960
Jonathan Baum	20,000	3,960
Mark Demetree	20,000	3,960
James Heeter	20,000	3,960
Ronald Kesselman	20,000	3,960
Terrance O'Brien	20,000	3,960
William Patterson	20,000	3,960
Tim Pollak	20,000	3,960
Robert Druten	20,000	3,960

 Certain Information Concerning Executive Officers

        Information regarding the executive officers of the Company is as follows:

Name	Age(1)	Position
John P. Kelly(2)	56	President and Chief Executive Officer
Walter N. George	52	Executive Vice President and Chief Operating Officer
Paul R. Geist	45	Executive Vice President and Chief Financial Officer
Robert W. Schuller	47	Executive Vice President and General Counsel

(1)
As of December 31, 2008.

(2)
Information about Mr. Kelly is set forth above.

        WALTER N. GEORGE joined the Company on January 16, 2001 as Senior Vice President—Supply Chain and Logistics. He was promoted to Executive Vice President—Operations and Supply Chain in February 2003. In December 2008, he was promoted to Chief Operating Officer. Prior to joining the Company, Mr. George was Vice President of Supply Chain for Hill's Pet Nutrition, Inc., a pet food producer, from February 1989 to January 2001.

        PAUL R. GEIST joined the Company as Vice President and Corporate Controller on October 18, 2004. He was named principal accounting officer on August 14, 2006, and serves as principal financial officer. In January 2008, he was named Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Geist was the Vice President/Controller for Potbelly Sandwich Works, a privately-owned restaurant company, from March 2004 to September 2004 and was an independent financial consultant from January 2003 to February 2004. Mr. Geist was employed by Westar Energy, Inc, an electric utility, from November 1999 to January 2003, serving in several positions, including as Senior Vice President and Chief Financial Officer from October 2001 to January 2003. Previously, Mr. Geist held executive accounting and finance positions with Panera Bread Company and Houlihan's Restaurant Group, Inc.

        ROBERT W. SCHULLER was named Executive Vice President and General Counsel on June 5, 2006. Mr. Schuller has 20 years of legal experience, both in corporations and in private practice. Mr. Schuller was General Counsel at VT, Inc. from September 2004 to May 2006, a privately held company with affiliated automobile dealerships and related insurance and real estate holdings. From May 2002 to December 2003, Mr. Schuller was General Counsel and Corporate Secretary of Farmland Industries, Inc. ("Farmland"), which at the time was one of the largest agricultural cooperatives in the nation with operations throughout the U.S. and overseas and which filed a petition under the Federal bankruptcy laws in May 2002. Previously, Mr. Schuller held a number of in-house legal positions with Farmland from 1994 to 2002.

 STOCK OWNERSHIP OF MAJOR STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the dates set forth in the footnotes below by each person owning beneficially more than five percent of the outstanding shares of Common Stock, based on information publicly available to the Company as of January 5, 2009. Beneficial ownership is generally either the sole or shared power to vote or dispose of the shares. The percentage ownership is based on the number of shares outstanding as of January 5, 2009. Except as otherwise noted, the holders have sole voting and dispositive power.

	Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	3,150,971	15.5%
PrimeCap Management Company(2) 225 So. Lake Avenue #400 Pasadena, CA 91101	1,886,581	9.3%
Jana Partners, LLC(3) 200 Park Avenue, Suite 3300 New York, NY 10166	1,575,000	7.7%
Kenmare Capital Partners L.L.C.(4) 712 5th Avenue, 9th Floor New York, NY 10019	1,268,683	6.2%
Dimensional Fund Advisors, LP(5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,207,150	5.9%
Arnhold and S. Bleichroeder Advisors LLC(6) 1345 Avenue of Americas New York, NY 10105	1,148,806	5.6%
SCSF Equities, LLC(7) 5200 Town Center Circle, Suite 600 Boca Raton, FL 33486	1,138,300	5.6%

(1)
Based on an amended Schedule 13G, dated October 9, 2008. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC, and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 3,150,971 common shares as a result of acting as investment adviser to various investment companies. The owner of one investment company, Fidelity Advisor High Income Advantage Fund, amounted to 1,203,422 shares, or 5.94% of the Class A Common Stock outstanding. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,902,983 shares, or 9.39% of the Class A Common Stock outstanding. Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 3,150,971 shares. Neither FMR LLC, nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Series B voting common shares of FMR LLC, representing approximately 49% of the voting power of FMR LLC.

  The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting Common Stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the United States Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(2)
Based on an amended Schedule 13G dated July 3, 2008. According to such Schedule 13G, PrimeCap Management Company has sole voting power with respect to 1,769,271 shares and sole power to dispose of 1,886,581 shares.

(3)
Based on a Schedule 13G/A dated December 8, 2008.

(4)
Based on an amended Schedule 13G dated February 14, 2008 filed on behalf of Kenmare Capital Partners L.L.C., Kenmare Select Management L.L.C., Kenmare Offshore Management L.L.C. (collectively "Kenmare") and Mark McGrath, principal of Kenmare, relating to the purchase of shares of the Company by Kenmare for the account of Kenmare Fund I, L.P. ("Kenmare I"), Kenmare Select Fund L.P. ("Kenmare Select") and Kenmare Offshore Fund, Ltd. ("Kenmare Offshore"). Kenmare Capital, as the general partner of Kenmare I and Kenmare Select Management, as the general partner of Kenmare Select have no voting or dispositive power. Kenmare Offshore Management, as the general partner of Kenmare Offshore, has the sole power to vote and dispose of the 1,268,683 shares held by Kenmare Offshore. As principal, Mr. McGrath may direct the vote and disposition of the 1,268,683 shares beneficially owned by Kenmare.

(5)
Based on an amended Schedule 13G dated February 6, 2008. The Schedule 13G indicates that Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(6)
Based on a Schedule 13G dated February 12, 2008. Arnhold and S. Bleichroeder LLC ("ASB") may be deemed to be the beneficial owner of 1,148,806 shares as a result of acting as investment advisor to various clients.

(7)
Based on an amended Schedule 13D dated December 16, 2008, these securities are owned by various individual and institutional investors. According to such Schedule 13D, SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities Fund, LP, Sun Capital Securities Advisors, LP, Sun Capital Securities, LLC, Marc J. Leder, and Rodger R. Krouse share voting and dispositive power.

 STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

        The following table sets forth information regarding beneficial ownership of our Common Stock as of January 5, 2009, by: (i) each director; (ii) the Named Executive Officers; and (iii) all directors and executive officers as a group.

	Class A Common Stock Beneficially Owned
Name Of Beneficial Owner(1)	Number of Shares(2)	Percent
Jonathan E. Baum(3)	21,073	*
Tim M. Pollak	13,559	*
Robert J. Druten	3,960	*
Mark C. Demetree	14,378	*
William R. Patterson	18,922	*
Terence C. O'Brien	11,870	*
James A. Heeter(4)	7,954	*
Walter N. George(2)	244,539	1.2
Ronald C. Kesselman	5,838	*
David W. Allen	5,838	*
John P. Kelly	85,250	*
Paul R. Geist(2)	59,302	*
Robert W. Schuller(2)	57,411	*
All directors and executive officers as a group (13 persons)(2)	549,894	2.7

*
Less than 1% of the outstanding Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission, but generally refers to either the sole or shared power to vote or dispose of the shares. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated in a footnote to this table, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days of January 5, 2009, are deemed beneficially owned by that person. Options or stock appreciation rights to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days of January 5, 2009 to purchase shares of Common Stock are as follows: Mr. Kelly (36,250 shares), Mr. George (168,014 shares), Mr. Geist (33,636 shares) and Mr. Schuller (27,053 shares) and all executive officers and directors as a group (264,953 shares). Also includes shares of restricted stock held by Mr. Kelly, Mr. George, Mr. Geist and Mr. Schuller, which are subject to time vesting.

(3)
Includes 13,292 shares held by George K. Baum Holdings, Inc. and 1,172 shares held by Grandchild, L.P. (as to which Mr. Baum disclaimed beneficial ownership). As an officer and/or equity owner of the entities holding such shares, Mr. Baum may share voting power with respect to such shares. Mr. Baum also may be deemed to own beneficially 200 shares held by his wife, Sarah Baum, and 1,600 shares held by his wife as custodian for their minor children.

(4)
Mr. Heeter also may be deemed to own beneficially 4,344 shares held by Sonberk Profit Sharing Plan (c/o Sonnenschein Nath & Rosenthal) IDA FBO James A. Heeter, 745 shares held by his wife, Judith S. Heeter, and 300 shares held by his wife as custodian for their minor children. Mr. Heeter disclaims beneficial ownership of such shares held by or for the benefit of his wife and children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10 percent of our Common Stock to file reports of their ownership of such stock, and the changes therein, with the SEC and to furnish us with a copy of such reports. Based upon a review of Forms 3 and 4 and amendments thereto furnished to us during the most recent fiscal year and any written representation from a person that no Form 5 is required to be filed with the SEC, all such reports due were filed in a timely manner during fiscal year 2008.

RELATED PARTY TRANSACTIONS

Related Party Transactions

  Agreement with Alvarez & Marsal

        On September 28, 2005, the Company entered into a letter agreement, as amended, with Alvarez & Marsal ("A&M"). Under the terms of the letter agreement, Mr. Fogarty, a managing director of A&M, served as Chief Executive Officer and President of the Company from September 2005 to January 18, 2008 and additional A&M personnel provided services at the Company's request. The Company paid A&M (1) $600 per hour for the services of Mr. Fogarty, (2) hourly rates ranging from $200 to $500 for the services of the additional personnel, and (3) reasonable out-of-pocket expenses. The letter agreement also provided for certain incentive compensation. In addition, A&M also provided certain separate and additional management and consulting services. In fiscal 2008, A&M received $3.5 million in the aggregate for these services.

        In addition, the Company issued A&M a warrant to purchase 472,671 shares of the Company's Common Stock. The warrant provides for an exercise price of $5.67 per share. The warrant is fully vested and will expire on September 28, 2010. The warrant contains anti-dilution protection and provides for certain adjustments to the number of shares that may be purchased and the exercise price in the event the Company declares a stock dividend, a stock split, combines or consolidates the shares, or in the event of any reclassification, change in the outstanding securities of the Company, reorganization or merger of the Company, or sale of all or substantially all of its assets.

        All services have been provided and all compensation has been paid under the letter agreement. No further services will be provided. A&M and its affiliates will be entitled to be indemnified against certain claims or losses arising out of their performance of services for the Company and the Company may be required to maintain director and officer liability insurance for two years following termination of services.

Policies and Procedures Regarding Related Party Transactions

        The Board has adopted a written Policy and Procedure Governing Related Party Transactions (the "Related Party Policy"). The Related Party Policy requires the Nominating and Governance Committee to review each Related Party Transaction (defined below) and determine whether it will approve or ratify such transaction.

        For purposes of the Related Party Policy, a "Related Party Transaction" is any transaction, arrangement or relationships where the Company is a participant, the Related Party (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $25,000 in any calendar year. "Related Party" includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company's voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest. Certain specified transactions are deemed preapproved by the Nominating and Governance Committee.

        In determining whether a Related Party Transaction will be approved or ratified, the Nominating and Governance Committee may consider factors such as (a) the extent of the Related Party's interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion of executive compensation contains descriptions of various employee benefit plans and agreements. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans and agreements which are filed as exhibits to our SEC filings.

Introduction

        This section presents an overview and perspective on executive compensation at the Company. We discuss our compensation philosophy and objectives and describe the structure and process for making executive compensation decisions. We also discuss the design of the major elements of our executive compensation programs and provide additional detail on the compensation of our "named executive officers" for 2008 as defined by SEC rules.

        The SEC has delineated certain reporting requirements for the five most highly compensated executive officers of a public company. We did not have five executive officers in 2008. Our named executive officers for 2008 as shown in the Summary Compensation Table are as follows:

Name	Title
John Kelly(1)	President and Chief Executive Officer
Walter George	Executive Vice President and Chief Operating Officer
Paul Geist	Executive Vice President and Chief Financial Officer
Robert Schuller	Executive Vice President and General Counsel

    (1)
    Prior to Mr. Kelly becoming President and Chief Executive Officer in January 2008, James Fogarty, an employee of Alvarez & Marsal, served as President and Chief Executive Officer. Mr. Fogarty, as an Alvarez & Marsal employee, received no compensation from the Company for his services. Accordingly, no compensation information is presented for Mr. Fogarty. See "Related Party Transactions" for a description of amounts paid to Alvarez & Marsal. Mr. Kelly also served as Chief Operating Officer from November 2007 to January 2008.

American Italian Pasta Company Culture and Company-wide Compensation Philosophy

        We emphasize pay for performance throughout the Company and design our compensation programs at all levels with performance as our primary goal. The compensation design is not significantly different for our executives than it is for all team members—each position is paid competitively relative to the market for that type of role and level of responsibility. Here are a few examples of how reward programs work in our Company:

  •
  We are committed to building compensation programs that enhance stockholder value through results-driven performance and compensate our team members in a fair and equitable fashion. Annual bonuses for all salaried employees are based on the same Company performance metrics, with manufacturing employees having certain operations-based metrics. In addition to Company performance, individual performance is a factor in compensation outcomes. Our Governance Principles provide that our Chief Executive Officer's performance is reviewed by our Board of Directors, which review was conducted at the conclusion of fiscal 2008. The other named executive officers in 2008 were assigned performance ratings by the Chief Executive Officer, with these officers performance considered in determining annual cash incentive compensation arrangements.

  •
  The process we use for setting our executive base salaries each year mirrors the process used throughout the rest of the Company. Base salary ranges for each position are set to be competitive at the median of the selected comparator market. Based upon the individual's annual performance assessment and current salary level, base salary is determined using a merit increase matrix and other common salary administration guidelines.

  •
  The Company contribution to our 401(k) plan is no different for executives than it is for all other team members who participate in the plan. We provide a service-based match as follows: For individuals with less than five years of Company service, a 50 cents-on-the-dollar match, up to 6% of compensation, for individuals with between five to ten years of service, a 50 cents-on-the-dollar match, up to 8% of compensation, for individuals with ten to 15 years of service, a 50 cents-on-the-dollar match, up to 10% of compensation, and for individuals with more than 15 years of service, a 50 cents-on-the-dollar match, up to 12% of compensation is provided. All amounts are subject to applicable IRS limits. We do not offer any type of special executive pension plan to our officers.

  •
  We do not provide Company-paid cars, country club memberships, or other similar perquisites to our executives.

  •
  We offer equity compensation as a long-term incentive for executives and certain other key managers.

  •
  We offer a severance plan designed to retain executives and other employees.

Philosophy and Objectives of Executive Compensation

        We operate in a challenging and dynamic sector of the packaged food industry, where quality, price and service must be consistently delivered to our customers. In our business, success depends on a strong culture and an engaged workforce. Our results are driven, in large part, by our ability to attract, retain and motivate outstanding leaders and team members.

        In keeping with our Company-wide philosophy, our executive compensation philosophy is designed to fulfill three primary objectives:

  •
  To attract, retain and motivate highly qualified senior executives, by providing competitive, well-designed programs.

  •
  To enhance the Company's near-term financial performance by basing annual cash incentives on objective, quantifiable performance measures that relate to the Company's value creation and profitability during the measured period.

  •
  To increase stockholder value by designing long-term incentives around stock ownership and aligning the interests of our executives and key managers with those of our stockholders while placing a significant portion of our executives' compensation at risk.

        To achieve these objectives, we utilize a mix of compensation components including base salary, annual cash incentives, long-term equity incentives, and benefits.

Structure and Process for Compensation Decisions

        The Compensation Committee of our Board has overall responsibility for evaluating and approving our executive officer compensation plans, policies and programs and making decisions regarding specific compensation to be paid or awarded to our executive officers. A copy of the Compensation Committee Charter can be found on-line at www.aipc.com under the Investors section, Corporate Governance tab. The Compensation Committee is scheduled to meet as often as necessary to carry out its responsibilities. The Compensation Committee chair works with management to set the agenda for each meeting. As necessary, executive sessions are held at which only independent directors are present.

        In 2008, the Compensation Committee was made up of five independent directors who collectively offered extensive experience in general management and human resources. Members of the Compensation Committee for 2008 were Mr. Baum, Mr. Kesselman, Mr. Allen, Mr. Niehaus and Mr. Demetree. Mr. Niehaus resigned from the Board of Directors effective January 31, 2008.

        The Compensation Committee has authority to independently engage and terminate outside consultants and approve all fees. In carrying out its duties and responsibilities for 2008, the Compensation Committee engaged Hay Group ("Hay"), a global consultancy with recognized expertise in compensation, benefit programs and workplace issues. Hay works on behalf of the Compensation Committee and works with our human resources department in the design and analysis of executive compensation programs. The Compensation Committee directs Hay to provide market data and recommendations on compensation levels and structure that align with our compensation philosophy. Hay then develops and recommends to the Compensation Committee the compensation structure for the named executive officers. In addition, Hay reviews the design and analysis performed by our human resources department on base salary, annual cash incentive bonus and long-term incentive structure for other senior officers. Hay provides this information to the Compensation Committee for evaluation and review.

        Management plays a significant role in the compensation-setting process, including recommending performance targets, evaluating performance and recommending salary levels. Personnel from the human resources department, and other senior officers work with Hay to discuss our philosophy and structure and to address relevant tax and accounting issues. Based on this input, our Chief Executive Officer, General Counsel and Hay present this information to the Compensation Committee for discussion and approval of compensation and benefit plans, policies and programs. In 2008, Mr. Fogarty, who was not an employee of the Company, participated in this process. Going forward, our Chief Executive Officer will not play a role in setting his own compensation.

        The Compensation Committee reviewed, provided input and approved all strategies and elements of compensation for our executive officers in 2008. The 2008 process included discussions and meetings in November and December 2007. Among the steps in the Compensation Committee's process were the following:

  •
  Reviewing and updating our executive compensation philosophy to ensure it continues to serve the interests of our stockholders.

  •
  Evaluating executive officer compensation structures using market data developed by Hay, along with publicly available information.

  •
  Reviewing benchmarking data to ensure our ability to attract and retain key executive officers.

  •
  Incorporating individual and Company performance metrics into executive compensation programs.

  •
  Establishing bonus performance metrics and target, threshold and maximum amounts under our annual cash bonus plans, and approving final cash bonus payouts.

  •
  Reviewing and approving equity awards consistent with our long-term incentive philosophy.

        The Compensation Committee also assessed the services provided and fees charged by Hay. The assessment included a review of Hay's independence and expertise. The Compensation Committee determined that Hay demonstrated expertise and that fees charged for services were reasonable.

        During discussions, the Compensation Committee reviewed tally sheets for each of the named executive officers. The tally sheet provides a summary of annual compensation, including the value of salary, target annual cash bonus and long-term incentive awards.

Summary of Executive Compensation Design

        Our compensation programs are designed to support the Company's business strategy, promote our pay for performance philosophy and attract and retain highly qualified senior executives. In keeping with our compensation philosophy, we have developed an executive compensation program designed to be competitive and reward senior executives over the short-term and long-term for achieving Company financial objectives and increasing stockholder value. As a result, a substantial portion of our named executive officers' compensation is contingent upon achievement of those objectives.

        For 2008, as we do each year, with the assistance of Hay, we set target ranges for total compensation that are competitive with those offered by companies in the Hay All Industrial Market database. This database is Hay's annual survey of executive compensation levels at over 200 companies spanning several industries, including food and beverage, consumer products, and light manufacturing. When evaluating the data, Hay uses "job size" as the primary variable for comparison. Hay considers the knowledge, scope, complexity and accountability of each position and compares to similar positions in the Hay All Industrial Market database.

        Our approach to compensation design includes four major elements for all named executive officers. These elements support our pay-for-performance culture and work together to provide varied incentives linked to our short-term and long-term performance, as well as to individual performance goals. Following is a summary of each element, its purpose and the method used to determine target ranges of executive compensation for our named executive officers in 2008:

  •
  Base Salary.  The starting point in a compensation package that will attract and retain executives is an annual salary that provides a steady income as a foundation upon which performance incentives can be designed. We set base salary ranges for each executive level, utilizing midpoints that are at or near the median of the base salaries for executive positions with similar size and scope in the Hay All Industrial Market.

  •
  Annual Incentive.  The annual incentive is a cash bonus designed to support the near-term initiatives of the business and to position us for the future by focusing on annual goals, both financial and operational. We set target annual cash incentive opportunities so that target total cash (base salary midpoints, plus target annual cash incentive opportunities) is between the 50th and the 75th percentile of total cash for executive positions with similar size and scope in the Hay All Industrial Market database when our performance results achieve the targeted performance levels.

  •
  Long-Term Incentives.  The long-term compensation is an equity-based incentive plan designed to reward performance objectives that deliver stockholder value over a sustained period of time, generally four or more years. As a result, all long-term incentive awards vest ratably over a four year period. Awards in 2008 were in the form of time-vested stock appreciation rights ("SARs") and restricted stock. The inherent performance-based nature of SARs supports our pay for performance philosophy. Time-vested restricted stock has some pay for performance attributes but is used for retention purposes. We set long-term incentive equity award levels so that total direct compensation (target total cash plus the targeted present value of annual stock awards) is between the 50th and the 75th percentile of total direct compensation for executive positions with similar size and scope in the Hay All Industrial Market database. To determine the value of SARs, we engaged an outside consultant to provide valuations using the Black-Scholes methodology.

  •
  Benefits.  We provide the same benefits to executives as we offer to all other team members of the Company. These benefits include a 401(k) plan, health plan and group life insurance. In addition, Mr. George, Mr. Geist and certain other key managers are provided with an individual long-term-disability program.

        Percentages of total compensation actually earned from each element will vary based on a number of factors, including performance against objectives and the value of equity awards upon any disposition of the underlying stock. We do not have a specific policy governing the mix of these elements, but view them in light of market conditions and our overall compensation philosophy.

        The Compensation Committee recognizes that the engagement of strong talent in critical functions may, at times, entail recruiting new executives and involve negotiations with individual candidates. As a result, the Committee may determine in a particular situation that it is in our best interests to negotiate compensation packages that deviate from the established norms and stated compensation design.

Explanation of Material Elements of Compensation

        The following provides a more detailed discussion of our decision-making process for each of the major elements of our executive compensation programs.

Base Salary

        Base salary target ranges are set using the Hay data as discussed above. The Compensation Committee believes that a competitive base salary is essential to help ensure that the executive team remains in place to focus on the short- and long-term business strategy. Base salaries for named executive officers are generally reviewed by the Compensation Committee in December of each year and any increases are effective in January of the following year. Based on the Hay market data for the positions, the base salaries of our named executive officers other than Mr. Fogarty for 2008 were as follows:

Name	Base Salary (effective as of 9/26/08)
John Kelly, President and Chief Executive Officer	450,000
Walter George, Executive Vice President and Chief Operating Officer	285,497
Paul Geist, Executive Vice President and Chief Financial Officer	260,000
Robert Schuller, Executive Vice President and General Counsel	250,000

Annual Incentive Compensation

        We provide an Annual Incentive Plan ("AIP") which provides a cash incentive payout. Under the AIP, each year the Compensation Committee sets objective performance measures chosen from certain predetermined categories on a Company-wide basis. In addition to setting the target goals, the Compensation Committee also sets the threshold, target and maximum performance levels for each measure and the bonus percentage to be paid if these performance levels are achieved. In 2008, the performance measures for earning bonuses under the AIP were the same for all named executive officers. No adjustments to the performance measures were made by the Compensation Committee when approving final 2008 bonuses. Upon determining whether targets have been met Company-wide, certain incremental changes to final payouts are made based on individual performance evaluations.

        Performance measures for annual incentive awards are generally developed through the following process. First, the business plan is developed by management with review, modification and ultimate approval made by the Board of Directors. Then management, including the named executive officers, develops preliminary recommendations for Compensation Committee review. Next, the Compensation Committee and Hay review management's recommendation (and relevant incentive benchmark data provided by Hay) and the Compensation Committee establishes the final incentive compensation plan based on the Company's business plan. In establishing the final incentive compensation plan, the Compensation Committee seeks to ensure that the performance measures are consistent with the strategic goals set by the Board and the business plan approved by the Board, that the performance measures are sufficiently aggressive so as to drive outstanding performance and that bonus opportunities are consistent with the overall compensation philosophy established by the Compensation Committee. Each performance measure has a payout range of threshold, target, and maximum designed to reward certain levels of achievement above and below target. However, no bonus is earned for any performance metric that is achieved at a level below threshold and no incremental bonus is earned for a performance metric achieved in excess of maximum. The Compensation Committee sets the target level for each performance measure based on our business plans for that year. We believe these target levels are aggressive but achievable if our executives implement our business plan. Maximum levels are designed to reward exceptional performance and are not easily attainable.

        In 2008, the performance measures approved by the Compensation Committee for all named executive officers were earnings before interest taxes depreciation and amortization (EBITDA), as defined below, and cash flow. These performance metrics were selected because management and the Compensation Committee believed that the achievement of these objectives was important given the financial condition of the Company and its financial and operating priorities in 2008.

        Following is a definition of each of our 2008 bonus performance metrics and a brief explanation of their alignment with our business strategy:

Metric	Definition	Strategic Importance
EBITDA	Total Company earnings before income taxes, depreciation and amortization.(1)	Indicator of overall Company financial performance for executives, stockholders, and the investment community.
Cash Flow	EBITDA, as defined above, less cash taxes, capital expenditures, and cash interest.	Key indicator of future financial stability, growth, profitability, and liquidity.

(1)
Also excludes stock-based compensation, professional fees related to our restatement, impairment charges related to brands and fixed assets, and gains or losses on disposition of brands or fixed assets.

        The Compensation Committee establishes a threshold, target and maximum for each performance measure. For 2008, EBITDA requirements were $60.7 million at threshold, $63.0 million at target and $67.0 million at maximum. Cash flow requirements were $26.9 million at threshold, $29.2 million at target and $33.2 million at maximum.

        The Compensation Committee sets bonuses at a specified percentage of base salary based on our compensation philosophy for total cash compensation. The threshold, target or maximum bonuses are paid if the performance measures are achieved at the threshold, target or maximum levels. Actual bonuses are paid on an incremental basis between threshold-target and target-maximum levels based on actual achievement of each performance measure individually. The following reflects the bonus that could have been paid for 2008, as a percentage of base salary, for each named executive officer, if the performance measures were achieved at the threshold, target and maximum levels without any adjustment for individual performance.

Name	Threshold		Target		Maximum
John Kelly(1)	49.0%	$220,500	70%	$315,000	91.0%	$409,500
Walter George	36.5%	104,206	50%	142,748	65.0%	185,573
Paul Geist	36.5%	94,900	50%	130,000	65.0%	169,000
Robert Schuller	36.5%	91,250	50%	125,000	65.0%	162,500

(1)
Under his employment agreement, Mr. Kelly was guaranteed a payment of $157,500, and his specified percentages were enumerated in his agreement as set forth above. Beginning in fiscal 2009, annual cash incentives for Mr. Kelly will be established at the discretion of the Compensation Committee.

        The Compensation Committee believes the overall design of the annual cash incentive plan for 2008 supported the key initiatives of the Company and enhanced the linkage between Company performance and stockholder value. Both the EBITDA and cash flow performance measures were met at the maximum level of performance for payout. This established the base AIP bonus payout for 2008. After all bonus calculations are made Company-wide, adjustments are made to the final payouts to reflect individual performance evaluations. The actual bonuses paid in 2008 are shown on the Summary Compensation Table below.

Long-Term Incentive Compensation

        We issue equity awards, rather than additional cash compensation, as payouts under our long-term incentive program. Our program design keeps us competitive with emerging trends in U.S. executive compensation practices, as well as with other companies with which we compete for executive talent, and links the success of the Company to increases in stockholder value creation. We set long-term incentive equity award levels so that total direct compensation (target total cash plus the targeted present value of annual stock awards) is between the 50th and the 75th percentile of total direct compensation for executive positions with similar size and scope in the Hay All Industrial Market database.

        Grants are made under the 2000 Equity Incentive Plan. We use a combination of SARs and restricted stock for executive officers and vice presidents. The mix of SARs and restricted stock promotes a balance among long-term growth for the organization, executive retention, and stockholder value creation. Initial award values are set based on a ratio of 60% SARs and 40% restricted stock. This ratio was set after reviewing trends in equity compensation that showed a majority of long-term incentive was being delivered in appreciation vehicles such as SARs.

        The Compensation Committee approved the equity awards to be granted to each named executive officer on December 7, 2007. Details of all the named executive officer grants are included in the Grants of Plan-Based Awards Table.

        The SARs and restricted stock generally vest ratably over four years. All SARs have an exercise price equal to the closing stock price on the date of grant. Beginning in 2006, our SAR and restricted stock award agreements provide that 50% of any award outstanding and not exercisable or subject to restrictions, shall, subject to certain exceptions, become exercisable in the event of a change of control and after a termination of service, with our Board maintaining discretion to accelerate the remaining balance. See "Potential Payments upon Termination or Change in Control" discussed below. Upon exercise of the SARs, the executives receive the number of shares of Common Stock equal to the value of appreciation in the Company's stock from the grant date to the exercise date times the number of shares. Executives holding shares of restricted stock are eligible to receive all dividends and other distributions paid during the vesting period.

Benefits

        Executives receive the same 401(k), health and group life insurance benefits as the rest of our employees. Mr. Geist and Mr. George and certain other key managers have a long-term disability policy.

Employment Agreements and Elements of Post-Termination Compensation

        We have a written employment agreement with Mr. Kelly who became our CEO in fiscal 2008. We have a severance agreement with Mr. George, which is discussed below under Potential Payments Upon Termination or Change-in-Control.

        On November 6, 2007, Mr. Kelly and the Company entered into an employment agreement which may be terminated by either party with or without cause. Under the employment agreement, Mr. Kelly is entitled to receive an initial annual base salary of $450,000, subject to annual adjustments at the discretion of the Compensation Committee. Mr. Kelly was awarded 49,000 shares of restricted stock and 145,000 stock appreciation rights under the Company's 2000 Equity Incentive Plan, vesting 25% at the end of each of the first two years and 50% in the third year. These awards fully vest if Mr. Kelly is terminated by the Company without cause, as defined at the end of the employment agreement. The employment agreement provides for annual cash incentives upon reaching specified targets, and Mr. Kelly is entitled to participate with other senior executives in all Company benefit plans. Upon voluntary termination, or an involuntary termination for cause, Mr. Kelly shall be entitled only to payment of base salary and annual incentive payments earned through the date of termination. Upon termination without cause or a material reduction of responsibilities, Mr. Kelly will receive the benefits available under the Company's severance plan. In 2008 and 2009, if any payments Mr. Kelly is to receive under the employment agreement or severance plan are deemed an "excess parachute payment" under the Internal Revenue Code resulting in excise tax to Mr. Kelly, he shall receive an additional amount equal to the amount of any excise tax imposed. After 2009, Mr. Kelly shall receive either the amounts and benefits due, or such amount which is one dollar less than the maximum amount allowed under the Internal Revenue Code that would avoid an excess parachute payment, whichever amount results in the greater after-tax payment to Mr. Kelly. See Potential Payments upon Termination or Change in Control for additional discussion of termination payments. In the event of a termination of employment, non-compete, non-solicitation and non-disparagement provisions of Mr. Kelly's employment agreement remain in effect for 18 months following the termination date. The confidentiality provisions of the employment agreement remain in effect indefinitely.

Severance Plan

        We maintain a Severance Plan that is generally available to all employees of the Company subject to certain requirements. The Severance Plan permits eligible employees, who are involuntarily terminated by the Company, to receive severance pay equal to an amount based on the position the terminated employee had with the Company at the time of termination and the number of his or her service years with the Company, if certain requirements are met. In addition, for certain senior level employees of the Company, including named executive officers, all outstanding equity awards accelerate and immediately vest in the event of a change in control and the employee's termination other than for cause within twelve months after a change in control.

        See Potential Payments Upon Termination or Change-in-Control below for a discussion of this Severance Plan. We believe this plan is well within comparative severance practices and is necessary to attract and retain talented executives.

Impact of Tax Treatment

        In designing executive compensation programs, the Compensation Committee takes into consideration the impact of various regulatory issues such as Section 162(m) and Section 409A of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation for compensation in excess of $1 million paid in a year to any individual who, on the last day of that year, is a named executive officer, unless such compensation qualifies as performance-based under Section 162(m) of the Internal Revenue Code. Generally, the Compensation Committee believes that it is in the best interest of our stockholders to only pay compensation which is deductible by the Company. However, where it is deemed necessary and in our best interest to continue to attract and retain the best possible executive talent, and to motivate executives to achieve the goals of our business strategy, the Committee may approve compensation to executive officers that may exceed the Section 162(m) limits of deductibility.

Timing of Compensation Decisions

        The Compensation Committee develops an annual agenda to assist it in fulfilling its responsibilities. In the first quarter of each year, the Compensation Committee:

  •
  Establishes performance criteria for the current year bonus program.

  •
  Reviews prior year incentive plan performance, including whether bonus targets were met and authorizes the distribution of annual incentive pay-outs, if any, for the prior year.

  •
  Approves the equity grants for the current year.

  •
  Establishes the bonus percentages and target amounts for the current year.

  •
  Reviews and approves base pay for executives.

        Equity awards may be made only by the Compensation Committee or those authorized by the Compensation Committee in accordance with applicable laws and our equity plan, subject to pre-established limitations on individual awards and total awards. Grants can only be authorized in writing. Authorizations of amendments, modifications or changes to awards must be in writing and can only be adopted with the approval of the Compensation Committee. For stock option and SAR awards, the awards must be granted at the closing price of our stock on the grant date.

        New hire grants, grants upon promotions and other awards that occur during a year are normally made upon the later of the event date or the date approved by the Compensation Committee.

Compensation Committee Report

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the fiscal year ended September 26, 2008.

COMPENSATION COMMITTEE
Jonathan E. Baum, Chairman David W. Allen Mark C. Demetree Ronald C. Kesselman

 Summary Compensation Table

        The table below summarizes the total compensation paid or earned by each of the named executive officers for 2008 and 2007. Information is not included for Mr. Fogarty, who received no compensation from us.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(3) ($)	Option Awards(4) ($)	Non-equity incentive plan compensation(5) ($)	All Other Compensation ($)		Total ($)
John Kelly,	2008	405,000		—		131,763	174,728	441,000	145,815	(6)	1,298,306
President and Chief Executive Officer	2007	—		—		—	—	—	—		—
Walter George,	2008	280,910		—		298,083	143,964	199,848	10,670		933,475
EVP and Chief Operating Officer	2007	265,363		—		145,824	91,494	184,334	8,502		695,517
Paul Geist,	2008	255,928	(1)	80,000	(2)	89,208	57,980	182,000	41,474	(7)	706,590
EVP and Chief Financial Officer	2007	230,587		40,000		38,866	30,906	118,577	8,521		467,457
Robert Schuller,	2008	242,989		—		117,059	62,887	175,000	15,086	(8)	613,021
EVP and General Counsel	2007	224,538		—		56,481	28,229	155,975	7,505		472,728
(1)
Mr. Geist received $12,350 in additional base pay as special compensation for performance of the duties of principal financial and accounting officer.

(2)
Mr. Geist received $80,000 as a special bonus related to work on the Company's restatement process.

(3)
The amounts shown in this column represent restricted stock grants under our 2000 Plan. See Compensation Discussion and Analysis for additional information on the 2000 Plan and equity grants under the 2000 Plan. This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 26, 2008, in accordance with SFAS 123R (excluding estimated forfeitures) and thus includes amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in Note 19 to our audited financial statements for the fiscal year ended September 26, 2008 included in the Annual Report on Form 10-K. There were no forfeitures in either 2008 or 2007 by the named executive officers. See the Grants of Plan Based Awards and Outstanding Equity Awards tables below for additional information on our equity grants.

(4)
The amounts shown in this column represent SARs and options granted under our 2000 Plan. See Compensation Discussion and Analysis for additional information on the 2000 Plan and equity grants under the 2000 Plan. This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 26, 2008, in accordance with SFAS 123R (excluding estimated forfeitures) and thus includes amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in Note 19 to our audited financial statements for the fiscal year ended September 26, 2008, included in the Annual Report on Form 10-K. There were no forfeitures in either 2008 or 2007 by the named executive officers. See the Grants of Plan Based Awards and Outstanding Equity Awards table below for additional information on our equity grants.

(5)
Represents the annual incentive bonus earned for fiscal 2008 and fiscal 2007. See Compensation Discussion and Analysis for further discussion of this cash incentive plan.

(6)
Includes $130,000 for relocation paid to Mr. Kelly.

(7)
Includes $30,697 incremental cost to the Company, including $10,268 as payment for gross-up for taxes for vacation package related to completion of Company's restatement process. The incremental cost is the cash paid to an outside vendor and to the executive.

(8)
Includes $8,534 incremental cost to the Company including $2,855 as payment for gross-up for taxes for vacation package related to completion of Company's restatement process. An additional amount will be paid in fiscal 2009.

 Grants of Plan-Based Awards in Fiscal 2008

        The following table provides information about non-equity and equity awards granted to the named executive officers in 2008.

					All other stock awards: number of shares of stock or units(2) (#)	All other option awards: number of securities underlying options(3) (#)
		Estimated future payouts under non-equity incentive plan awards(1)
							Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John Kelly	11/06/07				49,000			$443,940
	11/06/07					145,000	9.06	588,700
		220,500	315,000	409,500
Walter George	12/07/07				20,371			$145,653
	12/07/07					73,808	7.15	218,472
		104,206	142,748	185,573
Paul Geist	01/18/08				6,180			$40,170
	01/18/08					22,998	6.50	60,255
	12/07/07				5,906			42,228
	12/07/07					21,400	7.15	63,344
		94,900	130,000	169,000
Robert Schuller	12/07/07				13,390			$95,739
	12/07/07					48,519	7.15	143,616
		91,250	125,000	162,500
(1)
Represents the threshold, target and maximum amounts payable under our annual cash incentive plan for fiscal 2008. See Compensation Discussion and Analysis for a discussion of this plan. See the Summary Compensation Table for the actual amounts paid in 2008.

(2)
Consists of annual restricted stock grant under our 2000 Plan. Generally, the awards vest ratably over four years from the grant date. Mr. Kelly's award vests 25% in years one and two and 50% in year three. See Compensation Discussion and Analysis for additional information on equity grants under our 2000 Plan.

(3)
Consists of an annual SAR grant under our 2000 Plan. Generally, the awards vest ratably over four years from the grant date. Mr. Kelly's award vests 25% in years one and two and 50% in year three. Upon exercise of the SAR, the executive receives the number of shares of Common Stock equal in value to the difference between the fair market value on the grant date and the fair market value on the exercise date multiplied by the number of shares exercised. See Compensation Discussion and Analysis for additional information on equity grants under our 2000 Plan.

 Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table provides information on the outstanding option and SAR awards and stock awards for our named executive officers at 2008 fiscal year end.

	Option Awards				Share Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested(2) (#)	Market value of shares or units of stock that have not vested ($)
John Kelly					49,000	779,100
	—	145,000	9.06	11/06/14
Walter George					20,371	323,899
					6,664	105,958
					25,075	398,693
					3,000	47,700
	—	73,808	7.15	12/07/14
	7,905	23,714	9.02	01/09/14
	11,252	33,754	5.50	03/06/13
	9,000	—	26.73	02/02/15
	24,000	6,000	28.90	08/04/14
	10,000	—	39.60	02/07/13
	9,500	—	38.90	10/23/12
	35,000	—	37.08	08/27/12
	35,000	—	27.81	01/15/11
Paul Geist					5,906	93,905
					6,180	98,262
					6,659	105,878
					3,076	48,908
					240	3,816
	—	21,400	7.15	12/07/14
	—	22,998	6.50	01/18/15
	4,024	12,072	9.02	01/09/14
	2,988	8,964	5.50	03/06/13
	3,500	—	26.73	02/02/15
	6,000	4,000	27.54	10/26/14
Robert Schuller					13,390	212,901
					4,511	71,725
					8,215	130,619
	—	48,519	7.15	12/07/14
	5,351	16,052	9.02	01/09/14
	4,221	12,663	7.47	06/05/13

(1)
The following table provides information with respect to the vesting of outstanding stock options and SARs. Upon exercise of the SAR, the executive receives the number of shares of Common Stock equal in value to the difference between the fair market value on the grant date and the fair market value on the exercise date multiplied by the number of shares exercised. See Compensation Discussion and Analysis for a discussion of vesting.

Name	Award Type	# Shares	Vesting Date	# Shares	Vesting Date	# Shares	Vesting Date	# Shares	Vesting Date
Mr. Kelly	SAR	36,250	11/06/08	36,250	11/06/09	72,500	11/06/10
Mr. George	Option	6,000	8/4/09
	SAR	5,626	3/06/09	28,128	3/06/10
	SAR	7,905	1/09/09	7,905	1/09/10	7,904	1/09/11
	SAR	18,452	12/07/08	18,452	12/07/09	18,452	12/07/10	18,452	12/07/11
Mr. Geist	Option	2,000	10/26/08	2,000	10/26/09
	SAR	1,494	3/06/09	7,470	3/06/10
	SAR	4,024	1/09/09	4,024	1/09/10	4,024	1/09/11
	SAR	5,350	12/07/08	5,350	12/07/09	5,350	12/07/10	5,350	12/07/11
	SAR	5,749	01/18/09	5,749	01/18/10	5,750	01/18/11	5,750	01/18/12
Mr. Schuller	SAR	12,130	12/07/08	12,130	12/07/09	12,130	12/07/10	12,129	12/07/11
	SAR	2,111	6/05/09	10,552	6/05/10
	SAR	5,351	1/09/09	5,351	1/09/10	5,350	1/09/11
(2)
The following table provides information with respect to the vesting of outstanding shares of restricted stock. See Compensation Discussion and Analysis for a discussion of vesting.

Name	# Shares	Vesting Date	# Shares	Vesting Date	# Shares	Vesting Date	# Shares	Vesting Date
Mr. Kelly	12,250	11/06/08	12,250	11/06/09	24,500	11/06/10
Mr. George	3,000	8/04/09
	4,179	3/06/09	20,896	3/06/10
	2,221	1/09/09	2,221	1/09/10	2,222	1/09/11
	5,093	12/07/08	5,093	12/07/09	5,093	12/07/10	5,092	12/07/11
Mr. Geist	120	10/24/08	120	10/24/09
	1,110	3/06/09	5,549	3/06/10
	1,025	1/09/09	1,025	1/09/10	1,026	1/09/11
	1,477	12/07/08	1,477	12/07/09	1,476	12/07/10	1,476	12/07/11
	1,545	01/18/09	1,545	01/18/10	1,545	01/18/11	1,545	01/18/12
Mr. Schuller	1,369	06/05/09	6,846	06/05/10
	1,504	1/09/09	1,503	1/09/10	1,504	1/09/11
	3,348	12/07/08	3,348	12/07/09	3,347	12/07/10	3,347	12/07/11

 Option Exercises and Stock Vested In Fiscal 2008

        The following table provides information on stock options or SARS exercised or restricted stock vested in 2008.

	Options/SARs Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting (#)	Value realized on vesting(1) ($)
John Kelly	—	—	—	—
Walter George	—	—	9,400	67,302
Paul Geist	—	—	2,255	13,063
Robert Schuller	—	—	2,873	22,562

(1)
Amounts reflect the market value of the stock on the vesting date.

Potential Payments Upon Termination or Change-In-Control

Severance Plan

        Under the Company's Severance Plan, an executive will be entitled to benefits if he or she is involuntarily terminated from employment by the Company other than due to: (1) willful and continual failure to substantially perform duties; (2) commission of an act or acts that constitute a misdemeanor (other than a traffic violation) or a felony under the law of the United States or its subdivisions or any country to which he or she is assigned or its subdivisions, including a conviction for or plea of guilty or no contest to such misdemeanor or felony; (3) commission of an act or acts in material violation of the Company's significant policies and/or practices applicable to executives employed by the Company; (4) willful act or willful failure to act in a manner that was injurious to the financial condition or business reputation of the Company; (5) act in a manner unbecoming of an executive employed by the Company regardless of whether such act was in the course of employment, or (6) subjection to a fine, censure or sanction of any kind, permanent or temporary, issued by the SEC or the New York Stock Exchange.

        In addition, to qualify for severance benefits, the executive must have entered into an agreement satisfactory to the Company that includes, among other things, a full and general release of claims against the Company, a confidentiality agreement, a non-solicitation agreement, a non-competition agreement, a non-disparagement agreement, a cooperation agreement and a requirement that any severance payments will be subject to offsetting mitigation.

        Those named executive officers who become eligible to receive severance pay will receive the following benefits:

  •
  2 weeks base salary at the rate in effect on the date of termination for every year of service with the Company plus an additional 52 weeks base salary at the rate in effect at the date of termination, but in no event more than a cumulative cap of 78 weeks of base salary (the applicable number of base weeks will be the "Severance Period"); notwithstanding the foregoing, these payments will be reduced by any other amount paid by the Company due to termination of employment, any amounts received by the officer from any employer during the Severance Period, and any unemployment benefits or payments pursuant to the Worker Adjustment and Retraining Notification Act;

  •
  In the event a "change of control" occurred within 12 months prior to the termination date, any unvested restricted stock and stock appreciation rights related to Company stock and granted to the executive prior to the executive's termination date will be accelerated and fully vested;

  •
  Additional severance pay, during the Severance Period, equal to the bi-weekly Company subsidy for active employees for the level of medical, dental and vision coverage, if any, that was in effect for the executive at the time of termination plus a tax reimbursement of 32% (provided that payment of such additional severance pay will not be made to the executive and instead will be used to reduce the executive's cost of participation in the health plan for the period equal to one week for every year of the executive's service with the Company (not to exceed 26 weeks) if termination is part of a reduction in force, Company reorganization or restructuring or changes in the Company's operating requirements). This additional severance pay will stop upon the executive becoming employed by another employer and will be based on the level of health plan coverage in effect on the date of termination of employment, and will be paid regardless of whether COBRA coverage is elected;

  •
  All severance pay will stop upon the executive being reemployed by the Company.

        The maximum severance pay is two times the lesser of the officer's W-2 wages for the calendar year preceding the calendar year in which the termination occurs, or the maximum amount that may be taken into account under a qualified retirement plan pursuant to Code section 401(a)(17) ($490,000 for 2009) for the year in which the termination of employment occurs. All severance pay must be paid no later than December 31 of the second calendar year following the calendar year in which the termination of employment occurs.

        For purposes of the Severance Plan, "change of control" means if "any person," as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the Company's then outstanding securities or more than 50% of the combined voting power of the Company's then outstanding securities, and if, within 12 months thereafter, members of the Board of Directors of the Company at the beginning of that 12 month period ("existing directors") together with any director whose election was subsequently approved by vote of at least two-thirds of the Board of Directors in office at the time of such election who are either existing directors or approved directors ("approved directors") cease to constitute a majority of the Board of Directors.

Employment Agreement for Mr. Kelly

        On November 6, 2007, Mr. Kelly and the Company entered into an employment agreement, which may be terminated by either party with or without cause. Under the employment agreement, Mr. Kelly is entitled to receive an initial annual base salary of $450,000, subject to annual adjustments at the discretion of the Compensation Committee. Mr. Kelly was awarded 49,000 shares of restricted stock and 145,000 stock appreciation rights under the Company's 2000 Equity Incentive Plan, vesting 25% in each of the first two years and 50% in the third year. These awards fully vest if Mr. Kelly is terminated by the Company without cause, as defined in the employment agreement. Upon termination, for cause or resignation, Mr. Kelly shall be entitled only to payment of base salary and annual incentive payments earned through termination. Upon termination without cause or a material reduction of responsibilities, Mr. Kelly will receive the benefits available under the Company's Severance Plan. In 2008 and 2009, if any payments Mr. Kelly is to receive under the employment agreement or severance plan are deemed an "excess parachute payment" under the Internal Revenue Code resulting in excise tax to Mr. Kelly, he shall receive an additional amount equal to the amount of any excise tax imposed.

After 2009, Mr. Kelly shall receive either the amounts and benefits due, or such amount which is one dollar less than the maximum amount allowed under the Internal Revenue Code that would avoid an excess parachute payment, whichever amount results in the greater after-tax payment to Mr. Kelly. See Potential Payments upon Termination or Change in Control for additional discussion of termination payments.

Severance Agreement for Mr. George

        On October 1, 2005, the Company entered into a severance agreement with Mr. George. It was amended in December 2008 for compliance with Code Section 409A and consistency with the Severance Plan described above. Under the terms of the severance agreement, Mr. George agreed that during his employment and for a period of 18 months after any termination of employment, he will not compete with the Company nor solicit employees or customers of the Company. Mr. George also agreed to hold confidential certain information of the Company.

        The severance agreement provides that if Mr. George is terminated by the Company without cause (as defined in the severance agreement) or if he resigns for good reason (as defined in the severance agreement), the Company will pay to Mr. George severance in the amount of (1) unpaid base salary and earned bonus as of the termination date; and (2) base salary for a period of twelve months following termination. In addition, if at the date of termination Mr. George has been employed for 10 consecutive years, he will be paid 50% of the prorated bonus he would have been entitled to if employed through the bonus period. Mr. George shall also be entitled to participate for 18 months after termination in Company life insurance plans and receive the health plan benefits set forth in the Severance Plan. Participation shall cease when Mr. George becomes eligible for comparable programs of a subsequent employer. All severance obligations are conditioned on compliance by Mr. George with his non-competition, non-solicitation and confidentiality obligations.

        "Cause" is defined as a termination because (i) Mr. George willfully and continually failed to perform his duties; (ii) failed to comply with any material term of the Severance Agreement; (iii) committed a misdemeanor or felony; (iv) committed a violation of the Company's policies or practices; (v) acted in a manner injurious to the Company or unbecoming of his position; or (vi) was subject to any fine or sanction of a regulatory or government authority. "Good Reason" means any of the following actions taken by the Company without Mr. George's written consent: (1) continued failure to pay compensation if not corrected in a specified time period; (2) specified demotion or reduction in base salary; or (3) material refusal to comply with the Severance Agreement if not corrected in a specified time period.

Equity Awards Under 2000 Plan

        Awards made under our 2000 Plan contain certain provisions which provide for acceleration of vesting upon a termination. Upon a termination not related to a change-in-control, executives are entitled to awards already vested. Notwithstanding the terms described below, upon a change-in-control, as defined by the severance plan, that occurs in the 12 months prior to an involuntary termination entitling the individual to severance benefits under the Severance Plan summarized above, all outstanding unvested stock appreciation right awards and restricted stock awards are fully vested on termination.

        Unvested option awards are immediately vested upon a "change in control"; provided that if the "change in control" is due to a merger or asset sale and the successor corporation does not either assume the outstanding option award or substitute an equivalent option award, then the option award fully vests, but is only exercisable for a period of 25 days after notice from the Compensation Committee.

        Unvested stock appreciation right awards provide for immediate vesting of 50% (subject to the discretion of the Compensation Committee to accelerate all or part of the remaining 50% of outstanding, unvested stock appreciation right awards) of unvested stock appreciation right awards upon a "change of control". "Change in control" is defined in the award agreement to occur if any person, as defined in Sections 13(d) and 14(d) of the 1934 Act is or becomes the beneficial owner of more than 50% of the Company's outstanding securities or combined voting power of outstanding securities and if within 12 months thereafter (1) continuing directors (as defined below) cease to constitute a majority of the Board of Directors and (2) there is a termination of service. If a merger or asset sale occurs and the successor corporation does not either assume the outstanding stock appreciation right award or substitutes an equivalent stock appreciation right award, then 50% of the stock appreciation right award fully vests, but it is only exercisable for a period of 25 days after notice from the Company and for equivalent consideration as received by the stockholders of the Compensation Committee in the merger or asset sale.

        Stock options and stock appreciation rights are exercisable for (1) one year after termination on account of retirement, disability or death, and (2) three months following a termination for any reason other than retirement, disability or death (subject to the discretion of the Compensation Committee to extend this period). They terminate immediately upon a termination for cause. "Retirement" is defined as retiring pursuant to any Company retirement program or as otherwise agreed.

        Unvested restricted stock awards provide for immediate vesting upon termination due to death, disability or the normal or early retirement of the executive under the terms of the retirement plan maintained by the Company in which the executive participates (or if none, after reaching age 65). In addition, 50% (subject to the discretion of the Compensation Committee to accelerate all or part of the remaining 50% of outstanding, unvested restricted stock awards) of unvested restricted stock awards fully vest upon the occurrence of a "change of control", as defined above in the description of stock appreciation rights.

        Except as set forth above in the descriptions of stock appreciation rights and restricted stock awards, for purposes of the 2000 Plan, "change in control" means any one of the following: (1) "any person," as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the Company's then outstanding securities or 51% or more of the combined voting power of the Company's then outstanding securities; (2) during a period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors ("existing directors") and any new Board member other than a Board member designated by a person who has entered into an agreement with the Company to effect a transaction described in (1), (2) or (3) ("approved director") whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Board members in office at the time of such election who are either existing Directors or approved directors ("continuing directors") cease to constitute a majority of the Board of Directors; (3) the consummation of the merger or consolidation of the Company with any other corporation, other than a merger with a wholly-owned subsidiary, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, (x) the Directors in office immediately prior to such merger or consolidation will constitute at least a majority of the Board of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation, or (y) the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by immediately being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity and are owned by all or substantially all of the persons who were the holders of the voting securities of the Company immediately prior to the transaction in substantially the same proportions as such holders owned such voting securities immediately prior to the transaction; or (4) the stockholders of the Company approve either a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having similar effect).

        The following tables provide information on potential benefits that could be received by each named executive officer upon a termination or change of control. The tables assume termination as of the close of business on September 26, 2008. The closing price for the Company's Common Stock as of the last trading day of fiscal 2008 was $15.90. The post-termination health care represents the value of post termination health care benefits or equivalent severance payment.

John Kelly

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	Termination For Good Reason	Termination after a Change in Control
Compensation:
Base Salary	$467,308	$467,308	$467,308
Equity Vesting(1)	1,770,900	1,770,900	1,770,900
Benefits and Perquisites
Post-Termination Health Care	14,055	14,055	14,055

Total	$2,252,263	$2,252,263	$2,252,263

(1)
Represents the value of accelerated vesting of all outstanding awards. Unvested restricted stock also vests upon death, disability or retirement. This amount is $779,100.

Walter George

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	Termination For Good Reason	Termination after a Change in Control
Compensation:
Base Salary and Bonus(1)	$428,245	$428,245	$428,245
Equity Vesting(2)	—	—	2,036,263
Benefits and Perquisites
Post-Termination Health Care	17,279	19,522	17,279

Total	$445,524	$447,767	$2,481,787

(1)
Assumes a bonus earned and approved by the Compensation Committee at the target level.

(2)
Represents the value of accelerated vesting of all outstanding awards upon a change in control. Unvested restricted stock also vests upon death, disability or retirement. This amount is $876,249.

Paul Geist

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	Termination after a Change in Control
Compensation:
Base Salary	$300,000	$300,000
Equity Vesting(1)	—	930,482
Benefits and Perquisites
Post-Termination Health Care	15,520	15,520

Total	$315,520	$1,246,002

(1)
Represents the value of accelerated vesting of all outstanding awards upon a change in control. Unvested restricted stock also vests upon death, disability or retirement. This amount is $350,770.

Robert Schuller

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	Termination after a Change in Control
Compensation:
Base Salary	$274,038	$274,038
Equity Vesting(1)	—	1,056,973
Benefits and Perquisites
Post-Termination Health Care	14,819	14,819

Total	$288,857	$1,345,830

(1)
Represents the value of accelerated vesting of all outstanding awards upon a change in control. Unvested restricted stock also vests upon death, disability or retirement. This amount is $415,244.

 Equity Compensation Plan Information

        The following table gives information about our Common Stock that may be issued upon the exercise of options and stock appreciation rights under our 1997 Equity Incentive Plan and 2000 Equity Incentive Plan and that may be purchased under our Employee Stock Purchase Plan as of September 26, 2008. The Company has no equity plans that have not been approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and stock appreciation rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by stockholders	1,795,237	$16.12	1,534,025

(1)
Includes an estimate of the number of shares that would be issued under the 2000 Equity Incentive Plan due to the exercise of stock appreciation rights based upon the closing price of the stock on September 26, 2008. Upon exercise of the stock appreciation rights the executives receive the number of shares of Common Stock equal in value to the difference between the fair market value on the grant date and the fair market value on the exercise date times the number of shares. Only the number of shares delivered at exercise will count against the securities remaining available for future issuance.

(2)
Includes an estimate of the number of shares that would be issued under the 2000 Equity Incentive Plan due to the exercise of stock appreciation rights based upon the closing price of the stock on September 26, 2008. Upon exercise of the stock appreciation rights the executives receive the number of shares of Common Stock equal in value to the difference between the fair market value on the grant date and the fair market value on the exercise date times the number of shares. Only the number of shares delivered at exercise will count against the securities remaining available for future issuance. Includes 47,476 shares reserved for issuance under the Employee Stock Purchase Plan.

 PROPOSAL 2

RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

        The Audit Committee has selected the accounting firm of Grant Thornton LLP to serve as our independent registered public accounting firm for the 2009 fiscal year. This proposal asks you to ratify this selection. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they wish, and they will be available to answer any questions you may have.

        We are asking our stockholders to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. If our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Previous Independent Accountants

        On July 2, 2008, the Audit Committee of our Board of Directors notified Ernst & Young LLP (E&Y) that it was dismissed as our independent registered public accounting firm, effective with the completion of certain procedures that would be required to be performed by E&Y in connection with our preparation and filing of our fiscal year 2007 quarterly financial statements that were included in our quarterly reports on Form 10-Q for our first three fiscal quarters of fiscal 2008. The Audit Committee believed the long-term needs of the Company would be best served by its decision.

        The reports of E&Y on our financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of E&Y on our internal controls over financial reporting as of September 29, 2006 contained a disclaimer of opinion on the effectiveness of internal controls over financial reporting because we were unable to complete the documentation and testing of our internal controls over financial reporting as of September 29, 2006. Although the assessment of internal control was not completed, material weaknesses in the following areas were identified: (1) the Company did not maintain adequate policies and procedures related to initiating, authorizing, recording, processing and reporting transactions, (2) the Company did not maintain effective internal control over financial reporting in the accounting for revenues; inventory costs; promotional allowances and customer deduction receivables; operating costs recorded as plant and equipment; property, plant and equipment; brand acquisitions; deferred expenses, accruals and other items; stock-based compensation; hedging activities; and foreign currency gains and losses, (3) the Company did not have an adequate tax accounting function, (4) the Company did not perform a timely and complete preparation and review of the consolidated financial statements, (5) the Company did not operate an adequate internal audit function and (6) the Company did not maintain effective disclosure controls and procedures. The report of E&Y on our internal controls over financial reporting as of September 28, 2007 expressed an adverse opinion on the effectiveness of internal controls over financial reporting because of our material weaknesses in the following areas: policies and procedures, application of Generally Accepted Accounting Principals ("GAAP"), financial statement close process, internal audit function, and disclosures required by GAAP. Management's report on internal controls over financial reporting and related changes to internal controls over financial reporting, which identified our material weaknesses as described above, are included in Item 9A of our 2006 and 2007 Annual Reports on Form 10-K.

        During the audits of fiscal years 2006 and 2007, through July 2, 2008, we had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

        We previously determined that our financial statements for the first two quarters of fiscal year 2005 and the 2004 fiscal year and earlier periods required restatement. During its audit of our 2006 and 2007 fiscal years, E&Y concurred with management's assessment that we did not, as of the end of each of those periods, have the internal controls necessary for developing reliable financial statements as a result of the material weaknesses described above.

New Independent Accountants

        Our Audit Committee appointed Grant Thornton LLP as our new independent registered public accounting firm as of July 8, 2008. During the two most recent fiscal years and through the date of their engagement by us, we did not consult with Grant Thornton LLP regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years and the subsequent interim period preceding the dismissal of E&Y.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee is composed entirely of non-management directors, each meeting the current independence and experience requirements of the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002. The Company has adopted a charter outlining its practices and responsibilities, including those currently required by the SEC and NASDAQ. The charter is attached as Appendix A to this Proxy Statement.

        During fiscal year 2008, the Audit Committee met 16 times, including telephone conferences. At each meeting the Committee met with the Company's senior financial management team and, as deemed appropriate, with the Company's Independent Auditors to review the most recent quarterly or full-year financial statements and other relevant financial matters.

        The Audit Committee engaged Grant Thornton LLP as Independent Auditors for the 2008 fiscal year and reviewed with the Company's financial managers and Independent Auditors the overall audit scopes and plans, the results of audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

        The Audit Committee reviewed with the Company's Independent Auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees) ("SAS 61"). In addition, the Committee has received from the Independent Auditors the written disclosures and the letter required to be delivered by them under the applicable requirements for the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Committee has reviewed the materials received from the Independent Auditors, has met with their representatives to discuss the independence of the auditing firm, and has satisfied itself as to the auditors' independence.

        The Audit Committee reviewed and discussed the audited financial statements for the Company as of and for the fiscal year ended September 26, 2008, with management and the Auditors. Management has the responsibility for the preparation of the Company's financial statements and the Auditors have the responsibility for the examination of those statements. The Audit Committee acts only in an oversight capacity, and in so doing, relies on the work and assurances of the Company's management and its Independent Auditors.

        Based on the Audit Committee's review of the financial statements and the Independent Auditors' report thereon, discussion with management and the Independent Auditors, discussion with the Independent Auditors regarding SAS 61, and the written materials provided by the independent auditors under applicable requirements of the Public Company Accounting Oversight Board and the related discussion with the independent auditors of their independence, the Committee recommended to the Board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended September 26, 2008, that has been filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Robert Druten, Chairman, Jonathan E. Baum, James A. Heeter William R. Patterson

 ACCOUNTING FEES AND SERVICES

        The following table presents fees for professional services rendered by Grant Thornton for the audit of our annual financial statements for the fiscal year ended September 26, 2008 and for professional services rendered by Ernst & Young LLP for the audit of our annual financial statement for the year ended September 28, 2007 and fees billed for other services rendered by Grant Thornton and Ernst & Young for such years, unless otherwise noted.

Service	2008	2007
Audit fees	$2,065,000	$1,260,000
Audit-related fees	11,000	56,000

Total audit and audit-related fees	2,076,000	1,316,000
Total tax fees	4,000	344,000

Total fees	$2,080,000	$1,660,000

        Audit-related fees for fiscal 2008 principally relate to benefit plan audits. Fiscal 2007 audit-related fees principally relate to benefit plan audits and Sarbanes–Oxley compliance. Total tax fees for fiscal 2008 principally relate to preparation of benefit plan tax filings. Fiscal 2007 tax fees were principally related to tax preparation services, foreign trade zone qualification assistance and other tax consultations.

        The Audit Committee approves in advance all audit and non-audit services performed by Grant Thornton. There are no other specific policies or procedures relating to the pre-approval of services performed by Grant Thornton. The Audit Committee considered whether the audit and non-audit services rendered by Grant Thornton were compatible with maintaining Grant Thornton's independence as auditors of our financial statements.

 PROPOSAL 3

APPROVAL OF THE COMPANY'S CASH BONUS PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

        We are asking you to approve the Company's cash bonus plan, approved by the Board of Directors on December 3, 2008. The adoption of the Cash Bonus Plan is subject to stockholder approval.

Background For Proposal 3: Reason For Seeking Stockholder Approval

        The Board of Directors is seeking stockholder approval of the Cash Bonus Plan so that the Company may establish a bonus plan to attract and retain senior executives and so that amounts paid under the plan will be deductible for federal income tax purposes pursuant to section 162(m) of the Internal Revenue Code of 1986, as amended.

Summary of the Bonus Plan

        The following is a summary of the principal features of the Cash Bonus Plan and its operation. The summary is not a complete description of all of the Cash Bonus Plan and is qualified by reference to the entire text of the Bonus Plan attached as Appendix B.

        PURPOSE. The Cash Bonus Plan is intended to provide a means of rewarding participants based on the Company's performance. Specifically it is intended:

  •
  to attract, motivate, reward, and retain key employees;

  •
  to strengthen their commitment to the success of the Company; and

  •
  to align the interests of key employees with those of the Company's stockholders by providing additional compensation based on the achievement of performance objectives.

        ADMINISTRATION. The Bonus Plan will be administered by a committee appointed by the Board of Directors consisting solely of "outside directors" as that term is defined within the regulations implemented under Section 162(m).

        ELIGIBILITY. The individuals eligible to participate in the Cash Bonus Plan shall be designated by the Committee each year. Currently, all salaried employees are eligible to participate in the Cash Bonus Plan. There were 138 salaried employees at the end of fiscal 2008.

        MAXIMUM BONUS AMOUNT. The maximum annual amount of compensation that may be paid to a participant under the Cash Bonus Plan is $2,000,000.

        PERFORMANCE GOALS. Awards to participants will be based on performance goals, which shall provide for a targeted level or levels of achievement using one or more of the following predetermined measurements as determined by the Committee:

  •
  earnings (either in the aggregate or on a per-share basis);

  •
  net income (before or after taxes);

  •
  operating income or margin;

  •
  cash measures, including cash flow (operating cash flow or cash position) and cash generation;

  •
  return measures (including return on investment, assets, equity or sales);

  •
  earnings before or after taxes, before or after interest and before or after depreciation and amortization;

  •
  gross revenues;

  •
  share price or performance (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

  •
  capital expenditure containment or improvement in capital structure;

  •
  productivity;

  •
  expenses (operating expense, expense management, expense ratios, expense efficiency ratios, other expense measures of cost containment, including, medical casualty and workers compensation costs);

  •
  net economic value;

  •
  market share;

  •
  dividends paid or payable;

  •
  borrowing levels, leverage ratios, credit rating, accounts receivable, inventory, lost time, accidents or safety;

  •
  financing (issuance of debt or equity) or refinancing;

  •
  completion of transactions intended to enhance the financial performance of the Company;

  •
  measures of customer satisfaction, acquisition or retention;

  •
  employee relations (surveys, employee claims) and retention, generally or with respect to any category of employees;

  •
  planning accuracy measured by comparing planned results to actual results;

  •
  sales of particular products or services;

  •
  supervision of litigation and information technology;

  •
  compliance goals (social goals, diversity goals, safety programs, regulatory or legal compliance).

Such measurements may be designated by the Committee to include or exclude extraordinary and/or other items and may be measured against an absolute target, change in the measure, or the performance of the same measure by one or more peer companies or indices designated by the Committee. Such measurements may be designated by the Committee to be determined on a Company-wide basis, with respect to any one or more business units, products or other portions of the Company, or on a per share (diluted or not diluted) basis. The performance goals may differ from participant to participant and from award to award. The Committee shall designate the period for which the performance goals will be measured.

        VESTING. A participant shall forfeit an award if the participant is not employed by the Company in a position that requires the performance of substantial services on the date the bonus would otherwise be paid by the Company, except that if the participant dies or becomes disabled during the period beginning on the first day of the performance period and ending on the date of payment of the bonus for such performance period, then such participant shall be entitled to a pro rata share of the bonus for such performance period that he or she would have received if he or she had remained employed in a position that requires the performance of substantial services.

        CLAWBACK. If the Company is required to restate any of its financial statements filed with the Securities and Exchange Commission, other than restatements due solely to facts external to the Company and its affiliates such as a change in accounting principles or a change in securities laws or regulations with retroactive effect; then the Committee may direct the Company to seek to recover or require reimbursement of any bonus paid pursuant to the Cash Bonus Plan to the extent all or part of the performance period to which such bonus related was included in the period(s) covered by the restated financial statements, and such bonus exceeded the amount that would have been paid for such performance period if it had been based upon the restated financial statements.

        BENEFICIARIES. Each participant shall have the right to designate a beneficiary to succeed to his or her right to receive payments under the Bonus Plan in the event of his death. If the participant fails to designate a beneficiary or upon the death of a designated beneficiary without a designated successor, payments shall be made to the participant's estate.

        INTERPRETATION OF PLAN. The committee shall have the authority to interpret all provisions of the Cash Bonus Plan; including, determining participant eligibility, annual recipients of award payments, and the amount of any award payments to be made.

        WITHHOLDING. Prior to the delivery of any payment pursuant to the Cash Bonus Plan, the Company shall have the right to deduct or withhold or require a participant to remit to us an amount sufficient to satisfy Federal state and local taxes required to be withheld with respect to such delivery.

        TAX ASPECTS. The Company will be entitled to a tax deduction for an award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. In addition, Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by section 162(m). The Cash Bonus Plan has been designed to permit the committee to grant awards that satisfy the requirements of section 162(m).

        The timing of compensation decisions is driven by a variety of tax considerations. To the extent the Committee determines that an award is intended to satisfy the deductibility requirements under Section 162(m) of the Internal Revenue Code, performance objectives must be established in the first 90 days of the period in which performance is measured. For annual performance-based payments, this means performance goals must be established no later than the end of March. In addition, in order to avoid being considered deferred compensation under Section 409A of the Internal Revenue Code and to be deductible for the prior tax year, the annual performance-based awards with respect to the prior year must be paid out by March 15.

        AMENDMENT OF BONUS PLAN. The Company may, at its discretion, amend or terminate the Cash Bonus Plan at any time provided, however, that no amendment or termination of the Cash Bonus Plan may affect any prior award.

 OTHER MATTERS

        We know of no matters for stockholders to consider at the Annual Meeting other than those shown in accompanying Notice of Annual Meeting of Stockholders. If a stockholder properly presents any other matter at the meeting, the persons named in the accompanying proxy to vote on behalf of your shares will vote on that matter in accordance with their best judgment.

        We encourage each stockholder to attend the Annual Meeting. Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy in the accompanying envelope. If you would respond promptly, it would greatly assist us in making arrangements for the meeting. We appreciate your cooperation. If you attend the meeting, you may vote your shares in person even if you sent in your proxy. You may obtain our Annual Report on Form 10-K free of charge through our website or upon written request sent to our Corporate Secretary at our principal executive offices. The Company's copying costs will be charged if copies of exhibits to the Form 10-K are requested.

By Order of the Board of Directors

Robert W. Schuller Executive Vice President and General Counsel American Italian Pasta Company Kansas City, Missouri
January 16, 2009

 APPENDIX A

AMERICAN ITALIAN PASTA COMPANY

AUDIT COMMITTEE CHARTER

        This charter governs the operations of the Audit Committee in monitoring the financial reporting processes on behalf of the Board of Directors including: (1) the integrity of the financial statements of the Company; (2) the independent auditor's qualifications and independence; (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, or to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Ethics.

1.
The Audit Committee will have no fewer than three members, each of whom will meet the independence standards of the NASDAQ Stock Market Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission. Audit Committee members will be financially literate and their backgrounds will include at least one of the following key qualities:

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industry knowledge

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financial reporting or auditing background

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experience in business risk management

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experience as an audit committee member with a publicly held company

  At least one member of the Audit Committee will be an "audit committee financial expert" as defined by the Commission and as designated by the Board.

  An Audit Committee member may not simultaneously serve on the audit committees of more than three public companies, including the Company's.

  The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

2.
The Audit Committee shall meet as it deems necessary to carry out its responsibilities, but at minimum shall meet as follows:

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One meeting shall be held prior to commencement of the external audit to discuss key business, financial and regulatory risk as well as the scope of the audit examination;

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One meeting shall be held after completion of the audit examination to review the results of the audit;

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Quarterly meetings to review and discuss the following with management and the Company's independent auditors: (1) the Company's financial statements, including the principal themes to be addressed in Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation;" (2) earnings releases; (3) financial information and guidance provided to analysts; (4) results of the independent auditors' review, including GAAP alternatives preferred by the auditors (if any); and (5) any other issues that arose during the preparation and review of the financial statements;

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  At least once annually, the Audit Committee shall meet with selected Company employees performing the financial accounting and reporting function of the Company, to discuss matters related to the Company's accounting and financial reporting practices;

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  At least twice annually, the Audit Committee will meet with the auditors without management to facilitate open auditor communication; and

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  The Audit Committee shall review and discuss with management and the independent auditor annually the results of the independent auditor's assessment of management's report on internal controls prior to the filing of the Company's Form 10-K.

3.
It is the committee's responsibility to:

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Periodically, meet separately with management, with personnel responsible for the internal audit function, and with the independent auditors;

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Report to the full Board the results of the discharge of the Audit Committee's responsibilities. Periodically, the Audit Committee will assess whether to recommend to the full Board the need to issue a report on its activities to the shareholders;

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Approve the inclusion of audited financial statements in Form 10-K and the report of the Audit Committee required to be included in the Company's annual proxy statement.

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Assess auditors' performance and performance of lead audit partner; receive and review report of auditors on the results of peer review report and on their internal quality control procedures; assess auditor independence; select the auditors and request Board ratification of the appointment; approve the auditor's fees; pre-approve any other engagements performed by the audit firm for the Company and assess the impact on the auditor's independence; and ascertain compliance with the limitations on performance of any non-audit services.

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Establish policies to address the hiring by the Company of employees or former employees of the Company's independent auditors;

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Review with the independent auditor any audit problems or difficulties and management's response thereto.

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Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated;

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Monitor the procedures for insuring the integrity and quality of annual and interim reporting to stakeholders;

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Periodically review Company policies regarding public disclosure of material information and media communication.

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Periodically receive and evaluate reports from senior management on processes for identification and control of key business, financial and regulatory risks;

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Establish and review the status of the Company's internal audit function and review any related activity and reports of management regarding the internal audit function.

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Review the significant reports to management prepared by the internal auditing department and management's responses thereto;

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Work with senior management to maintain a corporate policy on ethical and legal compliance and to monitor compliance with it;

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Ensure that adequate procedures are in place for the appropriate receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding accounting, auditing, and business ethics matters;

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  Annually perform a self-assessment of its performance and a review of this Charter. The self-assessment will be reported on to the full Board of Directors.

4.
The Audit Committee shall have the sole authority to:

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Commit the Company to an exit or disposal plan, or otherwise dispose of a long-lived asset or terminate employees under a plan of termination described in paragraph 8 of FASB Statement of Financial Accounting Standards No. 146, under which material charges will be incurred under GAAP;

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Conclude that a material charge for impairment to one or more of the Company's assets, including without limitation, impairments of securities or goodwill, is required under GAAP;

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Take definitive action to cause the listing of a class of the common equity of the Company to be withdrawn from the NASDAQ Stock Market; and

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Conclude that any previously issued financial statements should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20.

5.
The Audit Committee will have access to the auditors and members of management as needed to discharge its responsibilities. The Board and senior management will advise the auditors that the Board is the audit client. The Board and senior management will direct the auditors to communicate directly with the committee, through its chairman, any concerns related to the quality of financial reporting, regulatory compliance, or the integrity of management. The committee chairman will meet periodically with Company legal counsel to receive updates on matters related to regulatory changes and compliance.

6.
The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, internal control-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

7.
The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor.

8.
The Audit Committee will have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee is empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

Effective as amended: December 3, 2008

 APPENDIX B

AMERICAN ITALIAN PASTA COMPANY
CASH BONUS PLAN

        1.     Purpose. The purpose of the Cash Bonus Plan (the "Plan") is to enhance American Italian Pasta Company's (the "Company") ability to attract, motivate, reward, and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's shareholders by providing additional compensation based on the achievement of performance objectives. To this end, the Plan provides a means of rewarding participants based on the performance of the Company.

        2.     Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Each member of the Committee must be an "outside director" within the meaning of the Regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        3.     Eligible Employees. The eligible employees who will participate in the Plan for any Performance Period (defined below) and the performance goals for any Performance Period will both be designated by the Committee in its sole discretion not later than the earlier of the end of the first 25% of the Performance Period or 90 days after the commencement of the Performance Period. Those eligible employees who are participants with respect to any period are hereinafter referred to as "Participant". The fact that an employee is eligible for any year does not entitle that employee to be eligible for any other year.

        4.     Maximum Bonus. The maximum amount of compensation that may be paid to a Participant pursuant to this Plan is $2,000,000 per year. All amounts payable under the Plan with respect to a Performance Period shall be paid in a single lump sum at the direction of the Compensation Committee, provided that all such amounts shall be paid no later than the last day of the "applicable 2 1/2 month period." The "applicable 2 1/2 month period" is the period ending on the later of the 15th day of the third month following the end of the Participant's first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of the Company's first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture.

        5.     Performance Goals. Awards to Participants will be based on performance goals, which shall provide for a targeted level or levels of achievement using one or more of the following predetermined measurements determined by the Committee (in its sole discretion) to be applicable to a Participant with respect to an Award, and such measures must be defined by the Committee to be objectively determinable so that a third party having knowledge of the relevant performance results could calculate the amount to be paid: (a) earnings (either in the aggregate or on a per-share basis); (b) net income (before or after taxes); (c) operating income or margin; (d) cash measures, including cash flow (operating cash flow or cash position) and cash generation; (e) return measures (including return on investment, assets, equity or sales); (f) earnings before or after taxes, before or after interest and before or after depreciation and amortization; (g) gross revenues; (h) share price or performance (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time); (i) capital expenditure containment or improvement in capital structure; (j) productivity; (k) expenses (operating expense, expense management, expense ratios, expense efficiency ratios, other expense measures of cost containment, including, medical casualty and workers compensation costs); (l) net economic value; (m) market share; (n) dividends paid or payable; (o) borrowing levels, leverage ratios, credit rating, accounts receivable, inventory, lost time, accidents or safety; (p) financing (issuance of debt or equity) or refinancing; (q)completion of transactions intended to enhance the financial performance of the Company; (r) measures of customer satisfaction, acquisition or retention; (s) employee relations (surveys, employee claims) and retention, generally or with respect to any category of employees; (t) planning accuracy measured by comparing planned results to actual results; (u) sales of particular products or services; (v) supervision of litigation and information technology; (w) compliance goals (social goals, diversity goals, safety programs, regulatory or legal compliance). Such measurements may be designated by the Committee to include or exclude extraordinary and/or other items and may be measured against an absolute target, change in the measure, or the performance of the same measure by one or more peer companies or indices designated by the Committee. Such measurements may be designated by the Committee to be determined on a Company-wide basis, with respect to any one or more business units, products or other portions of the Company, or on a per share (diluted or not diluted) basis. The Performance Goals may differ from Participant to Participant and from award to award. The Committee shall designate the period for which the Performance Goals will be measured (the "Performance Period").

        6.     Certification. Prior to payment of a bonus with respect to a Performance Period, the Committee must certify in writing that the performance goals and other material terms of the Plan for the Performance Period have been met and satisfied.

        7.     Vesting. A Participant shall forfeit an award if the Participant is not employed by the Company in a position that requires the performance of substantial services on the date the bonus would otherwise be paid by the Company, except that (a) the Committee may specify otherwise; and (b) if the Participant dies or becomes disabled during the period beginning on the first day of the Performance Period and ending on the date of payment of the bonus for such Performance Period, then such Participant shall be entitled to the pro rata share of the bonus for such Performance Period that he or she would have received if he or she had remained employed in a position that requires the performance of substantial services. Such pro rata share will be the number of full days during the Performance Period that precede the date of death or disability, divided by 365. "Disability" or "Disabled" shall mean that the Participant is: (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant's employer.

        8.     Clawback. If the Company is required to restate any of its financial statements filed with the Securities and Exchange Commission, other than restatements due solely to facts external to the Company and its affiliates such as a change in accounting principles or a change in securities laws or regulations with retroactive effect; then the Committee may direct the Company to seek to recover or require reimbursement of any bonus paid pursuant to this Plan to the extent all or part of the Performance Period to which such bonus related was included in the period(s) covered by the restated financial statements, and such bonus exceeded the amount that would have been paid for such Performance Period if it had been based upon the restated financial statements. In exercising its discretion to cause the Company to seek to recover or require reimbursement of any amounts as a result of any restatement pursuant to this section, the Committee may give consideration to, among other relevant factors, the level of Participant's responsibility or influence, as well as the level of others' responsibility or influence, over the judgments or actions that gave rise to the restatement.

        9.     Amendment or Termination. The Committee may amend or terminate the Plan at any time in its discretion; provided, however, that no amendment or termination of the Plan may affect any award made under the Plan prior to that time.

        10.   Shareholder Approval. This Plan is being submitted to the shareholders of the Company for approval, in accordance with section 162(m) of the Code.

        11.   Books and Records; Expenses. The books and records to be maintained for the purpose of the Plan shall be maintained under the supervision and control of the Committee. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee. All expenses of administering the Plan shall be paid by the Company from the general funds of the Company.

        12.   Beneficiaries. Each Participant shall have the right to designate in writing a beneficiary (a "Beneficiary") to succeed to his right to receive payments hereunder in the event of his death. In case of a failure of designation or the death of a designated Beneficiary without a designated successor, payments shall be made to the Participant's estate. Beneficiaries may be changed by the Participant in writing without the consent of any prior Beneficiaries.

        13.   No Attachment. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

        14.   No Liability. No member of the Board or of the Committee and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

        15.   No Fiduciary Relationship. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

        16.   No Guarantee of Employment. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant, for or without cause, at any time, regardless of the effect which such discharge shall have upon such individual as Participant in the Plan.

        17.   Governing Law. This Plan shall be construed in accordance with the laws of the State of Missouri.

        18.   Interpretation of Plan. The Committee shall have sole and absolute discretion and authority to interpret all provisions of this Plan and to resolve all questions arising under this Plan; including, but not limited to, determining whether any person is eligible under this Plan, whether any person shall receive any payments pursuant to this Plan, and the amount of any payments to be made pursuant to this Plan. Any interpretation, resolution or determination of the Committee shall be final and binding upon all concerned and shall not be subject to review.

        19.   Withholding. Prior to the delivery of any payment pursuant to this Plan, the Company shall have the power and the right to deduct or withhold or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such delivery.

        20.   Not Exclusive. The Company may provide for and pay bonuses outside the terms of this Plan.

4100 NORTH MULBERRY DRIVE SUITE 200 KANSAS CITY, MO 64116

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT A PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT A PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

AIPST1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

AMERICAN ITALIAN PASTA COMPANY		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NINE NOMINEES, AND “FOR” ITEMS 2 AND 3.					number(s) of the nominee(s) on the line below.
Vote on Directors		☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees for election to term expiring in 2010:
01) David W.Allen
02) Mark C.Demetree
03) Tim M.Pollak
Nominees for election to term expiring in 2011:
04) Robert J.Druten
05) James A.Heeter
06) Ronald C.Kesselman
Nominees for election to term expiring in 2012:
07) Jonathan E.Baum
08) John P.Kelly
09) William R.Patterson

Vote on Proposals					For	Against	Abstain

2.	Proposal to ratify the selection of Grant Thornton, LLP as our independent registered public accounting firm for the 2009 fiscal year.				☐	☐	☐

3.	Proposal to approve the American Italian Pasta Company Cash Bonus Plan.				☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).
If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the 2008 Annual Report on Form 10-K are available at www.proxyvote.com.

AIPST2

AMERICAN ITALIAN PASTA COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

February 19, 2009

The undersigned hereby appoint(s) John Kelly and Robert Schuller, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of common stock of American Italian Pasta Company that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on February 19, 2009 at the offices of Husch Blackwell Sanders LLP, 4801 Main Street, Suite 1000, Kansas City, Missouri 64112 , and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Attention 401(k) Plan Participants: If you hold shares of common stock through the Company’s 401(k) Plan you should complete, sign and return this proxy card to instruct the trustee of the Plan how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Time, on February 17, 2009 so that the trustee has adequate time to tabulate the voting instructions.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
PROPOSAL 1
  Nominees for Director
  Board Structure
INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
  Board of Directors
  Corporate Governance
  Compensation Committee Interlocks and Insider Participation
  Director Compensation
  Certain Information Concerning Executive Officers
STOCK OWNERSHIP OF MAJOR STOCKHOLDERS
STOCK OWNERSHIP OF OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTIONS
  Related Party Transactions
  Policies and Procedures Regarding Related Party Transactions
EXECUTIVE COMPENSATION
  Compensation Discussion and Analysis
  Compensation Committee Report
  Summary Compensation Table
  Grants of Plan-Based Awards in Fiscal 2008
  Outstanding Equity Awards at 2008 Fiscal Year-End
  Option Exercises and Stock Vested In Fiscal 2008
  Potential Payments Upon Termination or Change-In-Control
  Equity Compensation Plan Information
PROPOSAL 2
  Previous Independent Accountants
  New Independent Accountants
AUDIT COMMITTEE REPORT
ACCOUNTING FEES AND SERVICES
PROPOSAL 3
  Background For Proposal 3: Reason For Seeking Stockholder Approval
  Summary of the Bonus Plan
OTHER MATTERS
  APPENDIX A
  APPENDIX B